Exhibit 10.2
EXECUTION COPY
SALE AND SERVICING AGREEMENT
by and between
SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-1,
as Issuer
SANTANDER DRIVE AUTO RECEIVABLES LLC,
as Seller
SANTANDER CONSUMER USA INC.,
as Servicer
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Backup Servicer
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee
Dated as of April 4, 2007

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(continued)

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(continued)

Schedule I	Representations and Warranties
Schedule II	Notice of Addresses
Schedule III	Custodial Fees

Exhibit A	Form of Notice of Funding Date
Exhibit B	Form of Joint Officer’s Certificate
Exhibit C	Form of Assignment pursuant to Sale and Servicing Agreement
Exhibit D	Form of Servicer’s Certificate
Exhibit E	Form of Indenture Trustee’s Acknowledgement
Exhibit F	Form of Servicing Criteria Report
Exhibit G	Form of Sarbanes Certification
Exhibit H	Form of Charge-Off Policy

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(continued)

Page
Exhibit I	Form of Dealer Agreement

Appendix A	Definitions

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     SALE AND SERVICING AGREEMENT, dated as of April 4, 2007 as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), by and among SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-1, a Delaware statutory trust (the “Issuer”), SANTANDER DRIVE AUTO RECEIVABLES LLC, a Delaware limited liability company, as seller (the “Seller”), SANTANDER CONSUMER USA INC., an Illinois corporation (“Santander Consumer”), as servicer (in such capacity, the “Servicer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as backup servicer (the “Backup Servicer”) and as indenture trustee (the “Indenture Trustee”).
     WHEREAS, the Issuer desires to purchase from the Seller a portfolio of non-prime motor vehicle retail installment sale contracts secured by new and used automobiles, light-duty trucks, vans and mini-vans.
     WHEREAS, the Seller is willing to sell such portfolio of contracts and related property to the Issuer; and
     WHEREAS, Santander Consumer is willing to service such contracts and related property on behalf of the Issuer;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE I
DEFINITIONS AND USAGE
     SECTION 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that are applicable herein.
     SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
ARTICLE II
CONVEYANCE OF TRANSFERRED ASSETS
     SECTION 2.1 Conveyance of Transferred Assets. (a) In consideration of the Issuer’s sale and delivery to, or upon the order of, the Seller of all of the Notes and the Residual Interest on the Closing Date, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Issuer without recourse (subject to the obligations herein) all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the Initial Transferred Assets, identified in an Assignment substantially in the form of Exhibit C delivered on the Closing Date. The sale, transfer, assignment and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller or the Originator to the Obligors, the Dealers or any other Person in connection with the Contracts or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto. Such sale pursuant to this Section 2.1(a) shall be effective as of the Closing Date.
     (b) In consideration of the payment of the Contracts Purchase Price from the Pre-Funding Account, on each Funding Date the Seller does hereby sell, transfer, assign, and otherwise convey to the Issuer without recourse (subject to the obligations herein) all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the Subsequent Transferred Assets, identified in an Assignment substantially in the form of Exhibit C delivered on such Funding Date. The purchase of the Subsequent Transferred Assets on each Funding Date shall be made in accordance with the Contribution Agreement and this Agreement. The sale, transfer, assignment and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller or the Originator to the Obligors, the Dealers or any other Person in connection with the Contracts or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto. Each such sale pursuant to this Section 2.1(b) shall be effective as of the related Funding Date.
     (c) The Seller shall transfer to the Issuer the Subsequent Contracts and the other property and rights related thereto described in Section 2.1(b) only upon the satisfaction of each of the following conditions on or prior to the related Funding Date:
     (i) the Seller shall have provided the Indenture Trustee, the Owner Trustee, the Insurer and the Rating Agencies with a Notice of Funding not later than five (5) Business Days prior to such Funding Date and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Contracts;
     (ii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee a duly executed Assignment with a list of all Subsequent Contracts to be transferred on such Funding Date;
     (iii) as of each Funding Date, (A) the Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Subsequent Contracts on such Funding Date, (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as conducted;
     (iv) the Funding Period shall not have terminated;
     (v) after giving effect to any transfer of Subsequent Contracts on a Funding Date, the Contracts transferred to the Issuer pursuant hereto shall meet the following criteria (based on the characteristics of the Initial Contracts on the Initial Cut-Off Date and the Subsequent Contracts on the related Subsequent Cut-Off Dates) as such information is provided to the Indenture Trustee by the Servicer: (A) the weighted average APR of all Contracts transferred to the Issuer shall not be less than 21.00%, unless, with the prior consent of the Rating Agencies and the Insurer, the Seller increases the related Subsequent Reserve Amount (and therefore the Specified Reserve Amount) with respect to such Subsequent Contracts by the amount required by the Insurer; (B) the weighted average original term to scheduled maturity of the Contracts shall not be greater than 64 months; (C) the weighted average overall loan to value percentage of the Contracts shall not be greater than 115%; (D) the percentage of Contracts (based on the Principal Balance of the Contracts) originated and entered into in the State of Texas shall not exceed 20.00% of the total Contracts in the Issuer; (E) none of the Contracts were originated or entered into in the State of New York; and (F) the percentage of Contracts (based on the Principal Balance of the Contracts):
with no Credit Bureau Score shall not exceed 17%;
with Credit Bureau Scores from 1 through 450 shall not exceed 7%;
with Credit Bureau Scores from 451 through 475 shall not exceed 8%;
with Credit Bureau Scores from 476 through 500 shall not exceed 10.25%;
with Credit Bureau Scores from 501 through 525 shall not exceed 13.50%;
with Credit Bureau Scores from 526 through 550 shall not exceed 13.75%;
with Credit Bureau Scores from 551through 575 shall not exceed 11%; and
with Credit Bureau Scores equal to 576 or higher shall be at least 20%;
     (vi) each of the representations and warranties made by the Seller pursuant to Schedule I hereto with respect to the Subsequent Contracts to be transferred on such Funding Date shall be true and correct as of the related Funding Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Funding Date;
     (vii) the Seller shall, at its own expense, on or prior to the Funding Date indicate in its computer files that the Subsequent Contracts have been sold to the Issuer pursuant to this Agreement;
     (viii) the Seller shall have taken any action required to maintain the first priority perfected ownership interest of the Issuer in the Trust Estate and the first priority perfected security interest of the Indenture Trustee in the Collateral;
     (ix) no selection procedures adverse to the interests of the Noteholders or the Insurer shall have been utilized in selecting the Subsequent Contracts;
     (x) the addition of any such Subsequent Contracts shall not result in a material adverse tax consequence to the Issuer or the Noteholders;
     (xi) the Seller shall have delivered to the Rating Agencies, the Insurer and the Indenture Trustee an Opinion of Counsel with respect to the transfer of such Subsequent Contracts substantially in the form of the Opinion of Counsel delivered to the Rating Agencies, the Insurer and the Indenture Trustee on the Closing Date (which Opinion of Counsel may be included in the Opinion of Counsel delivered on the Closing Date);
     (xii) no Insurer Event of Default shall have occurred and be continuing;
     (xiii) the Insurer, in its absolute and sole discretion, shall have approved the transfer in writing of such Subsequent Contracts to the Issuer and the Insurer shall have been reimbursed for any fees and expenses incurred by the Insurer in connection with the granting of such approval;
     (xiv) the Seller shall simultaneously cause the Reserve Amount to be increased by the Subsequent Reserve Amount with respect to the Subsequent Contracts transferred on such Funding Date;

     (xv) the Seller shall have delivered to the Insurer, the Owner Trustee and the Indenture Trustee an Officers’ Certificate confirming the satisfaction of each condition precedent specified in this paragraph (c);
     (xvi) no such Subsequent Contract shall have an APR less than 8.00 ; and
     (xvii) the Seller shall have deposited into the Collection Account to the extent required by Section 4.2, all Collections in respect of the related Subsequent Contracts since the applicable Subsequent Cut-Off Date.
     The Seller covenants that in the event any of the foregoing conditions precedent are not satisfied with respect to any Subsequent Contract on the date required as specified above, the Seller will immediately repurchase such Subsequent Contract from the Trust, at a price equal to the Repurchase Amount thereof, in the manner specified in Section 2.3.
     SECTION 2.2 Representations and Warranties of the Seller as to each Contract. On the date hereof, with respect to the Initial Contracts, or on each Funding Date, with respect to the Subsequent Contracts, the Seller hereby makes the representations and warranties set forth on Schedule I hereto to the Issuer, the Insurer and the Indenture Trustee as to the Initial Contracts and Subsequent Contracts, as applicable, sold, transferred, assigned, and otherwise conveyed to the Issuer under this Agreement and each Assignment on which such representations and warranties the Issuer relies in acquiring the Contracts and the Insurer relies on issuing the Note Policy. The representations and warranties as to each Contract shall survive the sale, transfer and assignment to the Issuer and the Grant of the Contracts by the Issuer to the Indenture Trustee pursuant to the Indenture. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, the Seller shall not be required to notify any insurer with respect to any Insurance Policy obtained by an Obligor.
     SECTION 2.3 Repurchase upon Breach. Upon discovery by any party hereto of a breach of any of the representations and warranties set forth in Section 2.2 with respect to any Contract (regardless of any knowledge limitation) at the time such representations and warranties were made which materially and adversely affects the interests of the Issuer, the Insurer or the Noteholders in such Contract, the party discovering such breach shall give prompt written notice thereof to the other parties hereto and the Insurer; provided, that delivery of the Servicer’s Certificate shall be deemed to constitute prompt notice by the Servicer and the Issuer of such breach; provided, further, that the failure to give such notice shall not affect any obligation of the Seller hereunder. If the breach materially and adversely affects the interests of the Issuer, the Insurer or the Noteholders in such Contract, then the Seller shall either (a) correct or cure such breach or (b) repurchase such Contract from the Issuer, in either case on or before the Determination Date following the end of the first full Collection Period after the date the Seller became aware or was notified of such breach. Any such breach of the representation set forth in clause (a)(vii) of Schedule I shall be deemed to automatically, materially and adversely affect the interests of the Insurer. Any such purchase by the Seller shall be at a price equal to the Repurchase Price. In consideration for such repurchase, the Seller shall make (or shall cause to be made) a payment to the Issuer equal to the Repurchase Price by depositing such amount into the Collection Account prior to noon, New York City time on such date of repurchase. Upon payment of such Repurchase Price by the Seller, the Indenture Trustee, on behalf of the Indenture Secured Parties, and the Issuer shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as may be reasonably requested by the Seller to evidence such release, transfer or assignment or more effectively vest in the Seller or its designee all of the Issuer’s and Indenture Trustee’s rights in any Contract and related Transferred Assets repurchased pursuant to this Section 2.3. It is understood and agreed that, unless the Seller fails to repurchase (or fails to enforce the obligation of the Originator under the Contribution Agreement to repurchase) any Contract as described above, the right to cause the Seller to repurchase (or to enforce the obligations of the Originator under the Contribution Agreement to repurchase) any Contract as described above shall constitute the sole remedy respecting such breach available to the Issuer, the Insurer and the Indenture Trustee. Neither the Owner Trustee nor the Indenture Trustee will have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Contract pursuant to this Section 2.3.
     SECTION 2.4 Custody of Contract Files.
     The Indenture Trustee shall hold each Contract File under this Agreement except as described in this Section. On or prior to the Closing Date, and each Funding Date, as applicable, the Indenture Trustee shall provide an Acknowledgment substantially in the form of Exhibit E hereto dated as of the Closing Date and each Funding Date, as applicable, to the Owner Trustee and the Insurer confirming that the Indenture Trustee has received and is in possession of the original of each Contract listed on the Schedule of Contracts. The Indenture Trustee, in its capacity as custodian, shall receive compensation from Santander Consumer USA Inc. for its custodial duties as detailed on Schedule III hereof.
     To assure uniform quality in servicing the Contracts and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer and the Servicer hereby accepts such appointment, to act as the agent of the Issuer and the Indenture Trustee as custodian of the original Certificates of Title for each Financed Vehicle evidencing the security interest of the Indenture Trustee in the Financed Vehicles which are hereby constructively delivered to the Indenture Trustee as of the Closing Date and each Funding Date. The Servicer shall maintain such Certificates of Title physically segregated from other titles of automotive receivables owned or serviced by it at its principal place of business located at 8585 North Stemmons Freeway, Suite 1100 N, Dallas, Texas 75247. The Insurer shall have the right, in the exercise of its sole discretion, to direct the Servicer to transfer the Certificates of Title for the Financed Vehicles to the Indenture Trustee as custodian of such Certificates of Title and the Indenture Trustee shall accept and hold such Certificates of Title together with the balance of the Contract Files.
     SECTION 2.5 Funding Events.
     (a) A funding event (each, a “Funding Event”) shall occur upon a Funding Date and in accordance with the requirements of this Section.
     (b) During the Funding Period, the Issuer shall, on the Funding Dates, (i) acquire Subsequent Transferred Assets from the Seller pursuant to Section 2.1(b) (and the Seller shall acquire such Subsequent Transferred Assets from the Originator pursuant to the Contribution Agreement) and (ii) Grant all of the Issuer’s right, title and interest in, to and under such Subsequent Transferred Assets to the Indenture Trustee for the benefit of the Indenture Secured Parties. Such Subsequent Transferred Assets shall be acquired at the option of the Issuer upon instruction from the Servicer; provided that such Subsequent Transferred Assets may not be acquired through the Pre-Funding Account without the consent of the Insurer.
     (c) The following procedures shall be followed to effect a Funding Event:
     (i) Santander Consumer will package and forward or cause to be packaged and forwarded to the Servicer (in the event that Santander Consumer is not the Servicer) the Contract File (except for the Certificate of Title or application for the Certificate of Title which it will retain possession of pursuant to Section 2.4) with respect to each Subsequent Contract.

     (ii) At least five (5) Business Days prior to the Funding Date, the Issuer shall deliver, or cause to be delivered, to the Indenture Trustee, the Insurer and the Servicer and a Notice of Funding Date (substantially in the form of Exhibit A hereto); and
     (iii) On or prior to the Funding Date, the Issuer shall deliver, or cause to be delivered, to the Indenture Trustee, the Insurer and the Servicer the following:
     (1) the Schedule of Contracts delivered by the Seller for such Funding Date; and
     (2) a Joint Officer’s Certificate of Santander Consumer, the Seller and the Issuer (substantially in the form of Exhibit B hereto).
     (d) Upon satisfaction of the above requirements, the Indenture Trustee will, on the applicable Funding Date, withdraw from the Pre-Funding Account an amount equal to the Contracts Purchase Price for the Subsequent Contracts acquired on such Funding Date and shall forward such funds to the Seller or its designee, in cash by federal wire transfer funds, pursuant to the written directions provided to the Indenture Trustee in the Notice of Funding Date. On such Funding Date, the Seller shall increase the Reserve Amount by an amount equal to the Subsequent Reserve Amount in accordance with Section 4.3(g) hereof.
ARTICLE III
ADMINISTRATION AND SERVICING OF
CONTRACTS AND TRUST PROPERTY
     SECTION 3.1 Duties of Servicer.
     (a) The Servicer is hereby appointed by the Issuer and authorized to act as agent for the Issuer and in such capacity shall manage, service, administer and make collections on the Contracts, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Contracts will be carried out with reasonable care, using that degree of skill and attention that the servicers in the retail automotive financing industry exercise with respect to all comparable receivables that they service for themselves. The Servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Contracts, investigating delinquencies, sending payment statements or coupons to Obligors, reporting tax information to Obligors, accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and the Insurer with respect to distributions. The Servicer shall follow prudent standards, policies, and procedures in performing its duties as Servicer.
     (b) Without limiting the generality of the foregoing, the Servicer is hereby granted a limited power of attorney by the Indenture Trustee to execute and deliver, on behalf of itself, the Issuer, the Noteholders, the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments with respect to such Contracts or to the Financed Vehicles securing such Contracts in accordance with the terms of this Agreement. If the Servicer shall commence a legal proceeding to enforce a Contract, the Indenture Trustee (in the case of a Contract other than a Repurchased Contract) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Contract to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Contract on the ground that it shall not be a real party in interest or a holder entitled to enforce the Contract, the Indenture Trustee shall be deemed to have automatically assigned such Contract to the Servicer, solely for the purpose of collection. The Indenture Trustee shall furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, shall obtain on behalf of the Trust all licenses, if any, required by the laws of any jurisdiction to be held by the Trust in connection with ownership of the Contracts, and shall make all filings and pay all fees as may be required in connection therewith during the term hereof.
     (c) The Servicer hereby agrees that upon its resignation and the appointment of a successor Servicer hereunder, the Servicer will terminate its activities as Servicer hereunder in accordance with Section 7.1, and, in any case, in a manner which the Controlling Party or the Indenture Trustee with the consent of the Controlling Party reasonably determines will facilitate the transition of the performance of such activities to such successor Servicer, and the Servicer shall cooperate with and assist such successor Servicer.
     (d) So long as no Insurer Event of Default has occurred and is continuing, the Servicer shall not change its customary servicing procedures without the consent of the Insurer if the Servicer determines that such a change would have a material adverse effect on the interests of the Insurer or the Noteholders.
     (e) All services, duties and responsibilities of the Servicer under this Agreement shall be performed and carried out by the Servicer as an independent contractor for the benefit of the Trust and the Insurer, and none of the provisions of this Agreement shall be deemed to make, authorize or appoint the Servicer as agent or representative of the Seller, the Indenture Trustee, the Issuer, the Insurer or any Noteholder except as provided in Section 2.4. Without limiting the generality of the foregoing, the Servicer is authorized to sell Charged-Off Contracts (the proceeds thereof to be considered Liquidation Proceeds) and the Indenture Trustee is authorized to release the Contract Files related to any Charged-Off Contracts sold and to release any and all security interests and liens granted by the Issuer to the Indenture Trustee in and to any Charged-Off Contracts sold and the Contract Files related thereto.
     SECTION 3.2 Collection and Application of Contract Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable receivables that it services for itself and, in any event, with no less degree of skill and care than would be exercised by a prudent servicer of similar non-prime motor vehicle retail installment sales contracts. The Servicer may, in its discretion and in accordance with its customary servicing procedures, grant extensions, rebates or adjustments on a Contract, and amend or modify any Contract which shall not modify the APR, the number or amount of the Contract Scheduled Payment; provided, that in no event shall a Contract be extended such that any payment thereon would be due after September 15, 2014; provided further that no extensions may be granted by the Servicer until at least six Contract Scheduled Payments have been received by the Servicer under the related Contract and thereafter only one extension not to exceed one month may be granted each 12 months for one of the following reasons: major repair, major medical or other major events or catastrophes such as house fire, flood, hurricane or tornado damage or similar occurrences; provided, however, that no more than four extensions shall be permitted on any Contract. The Servicer may in its discretion waive any late payment charge or any other fees, not including interest on the outstanding Principal Balance, that may be collected in the ordinary course of servicing a Contract. Notwithstanding anything in this Agreement to the contrary, the Servicer may refinance any Contract that would cause the average Extension Ratio for any three consecutive Collection Periods to exceed 4.0% by accepting a new promissory note from the related Obligor and depositing the full outstanding Principal Balance of such Contract into the Collection Account. The receivable created by such refinancing shall not be the property of the Issuer.

     SECTION 3.3 Realization Upon Contracts. On behalf of the Issuer and the Insurer, the Servicer shall use reasonable efforts, consistent with prudent servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Contract as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such prudent practices and procedures as would be deemed prudent in the servicing of comparable receivables, which may include reasonable efforts to realize upon any Dealer Recourse and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine that there is a reasonable likelihood that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses. The Servicer agrees that within 45 days from the Closing Date or the related Funding Date, as applicable, it shall make such filings and effect such notices as are necessary under Section 9-324(b) and 9-324 (c) of the New York UCC (or comparable section of the UCC of any applicable state) to preserve the Issuer’s interest (or security interest, as the case may be) in any repossessed Financed Vehicles delivered for sale to Dealers.
     SECTION 3.4 Maintenance of Security Interests in Financed Vehicles.
     (a) The Servicer shall take such steps as are necessary to maintain perfection of the security interest created by each Contract in the related Financed Vehicle. The Servicer shall take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason.
     (b) Upon the occurrence of a Trigger Event, the Servicer, at the written direction of the Controlling Party, shall take or cause to be taken such action as may, in the opinion of counsel to the Insurer, be necessary or desirable to perfect or re-perfect the security interests in the Financed Vehicles securing the Contracts in the name of the Indenture Trustee on behalf of the Indenture Secured Parties by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent and shall deliver to the Indenture Trustee any Contract File or portion thereof that is currently in the possession of the Servicer, including the original Certificates of Title. The Servicer hereby agrees to pay all costs and expenses related to such perfection or re-perfection (the “Reliening Expenses”); provided, however, in the event the Backup Servicer is required to assume the duties of the Servicer, the Backup Servicer shall not be liable for any such Reliening Expenses. The Controlling Party may pay such Reliening Expenses and, if the Insurer is the Controlling Party, any such amounts paid by the Insurer shall constitute part of the Reimbursement Obligations due to the Insurer.
     SECTION 3.5 Covenants of Servicer.
     (a) Lien in Force. Except for a release to an insurer in exchange for insurance proceeds paid by such insurer resulting from a claim for the total insured value of a Financed Vehicle, the Servicer shall not release any Financed Vehicle from the security interest granted by the related Contract in whole or in part except in the event of payment in full by or on behalf of the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Noteholders or the Insurer in the Contracts, nor shall the Servicer change the APR with respect to any Contract, except as may be required by applicable law.
     (b) No Impairment. The Servicer will do nothing to materially impair the rights of the Issuer, the Indenture Trustee, the Insurer or the Noteholders in the Contracts or the Insurance Policies except as otherwise expressly provided in the Transaction Documents.

     (c) Restrictions on Liens. The Servicer will not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Contracts except for the lien in favor of the Indenture Trustee for the benefit of the Indenture Secured Parties, and the restrictions on transferability imposed by this Agreement or (ii) file or authorize for filing under the UCC of any jurisdiction any financing statement which names the Servicer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Contracts, except in each case any such instrument solely securing the rights and preserving the lien of the Indenture Trustee for the benefit of the Indenture Secured Parties.
     (d) Physical Damage Insurance. The Servicer, in accordance with prudent servicing procedures, shall require that each Obligor shall have obtained physical damage insurance covering the Financed Vehicle as of the date of execution of the Contract. The Servicer shall, in accordance with its customary servicing procedures, monitor physical damage insurance coverage.
     SECTION 3.6 Purchase of Contracts Upon Breach. Upon discovery by any party hereto of a breach of any of the obligations set forth in Section 3.2, 3.3, 3.4 or 3.5 which materially and adversely affects the interests of the Issuer, the Insurer, the Indenture Trustee or the Noteholders in any Contract, the party discovering such breach shall give prompt written notice thereof to the other parties hereto and the Insurer; provided, that the delivery of the Servicer’s Certificate shall be deemed to constitute prompt notice by the Servicer and the Issuer of such breach; provided, further, that the failure to give such notice shall not affect any obligation of the Servicer under this Section 3.6. If the breach materially and adversely affects the interests of the Issuer, the Insurer or the Noteholders in such Contract, then the Servicer shall either (a) correct or cure such breach or (b) purchase such Contract from the Issuer, in either case on or before one Business Day prior to the Determination Date immediately following the end of the first full Collection Period after the date the Servicer became aware or was notified of such breach. Any such purchase by the Servicer shall be at a price equal to the Repurchase Price. In consideration for such repurchase, the Servicer shall make (or shall cause to be made) a payment to the Issuer equal to the Repurchase Price by depositing such amount into the Collection Account prior to noon, New York City time on such date of repurchase. Upon payment of such Repurchase Price by the Servicer, the Indenture Trustee, on behalf of the Indenture Secured Parties, and the Issuer shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as may be reasonably requested by the Seller to evidence such release, transfer or assignment or more effectively vest in the Servicer or its designee all of the Issuer’s and Indenture Trustee’s rights in any Contract and related Transferred Assets repurchased pursuant to this Section 3.6. It is understood and agreed that, unless the Servicer fails to purchase any Contract as described above, the obligation of the Servicer to purchase any Contract as described above shall constitute the sole remedy respecting such breach available to the Issuer, the Insurer, the Swap Counterparty and the Indenture Trustee; provided, however, that the Servicer will indemnify the Issuer, the Insurer, the Owner Trustee, the Indenture Trustee, the Swap Counterparty and the Noteholders from and against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. The indemnification provided pursuant to this section will survive the removal or resignation of the Servicer and termination of this Agreement.
     SECTION 3.7 Servicing Fee. On each Payment Date, the Issuer shall pay to the Servicer the Servicing Fee in accordance with Section 4.4 for the immediately preceding Collection Period as compensation for its services. In addition, the Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Payment Date pursuant to Section 4.4(a)(2) upon certification by the Servicer of such amounts and the provision of such information to the Indenture Trustee and the Insurer as may be necessary in the opinion of the Insurer to verify the accuracy of such certification; provided, however, that the Servicer must provide such clarification within 12 months of such mistaken deposit, posting, or returned check. In the event that the Indenture Trustee and the Insurer have not received evidence satisfactory to them of the Servicer’s entitlement to reimbursement pursuant to this Section 3.7, the Insurer shall give the Indenture Trustee notice in writing to such effect, following receipt of which the Indenture Trustee shall not make a distribution to the Servicer in respect of such amount pursuant to Section 4.4, or if the Servicer prior thereto has been reimbursed pursuant to Section 4.4, the Indenture Trustee shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Payment Date. The amount to be reimbursed hereunder shall be paid to the Servicer on the next succeeding Business Day out of collections on Contracts to be remitted to the Collection Account to the extent the net amount to the Collection Account is greater than zero.
     SECTION 3.8 Servicer’s Certificate.
     (a) By the Determination Date in each calendar month, the Servicer shall deliver to the Indenture Trustee, the Rating Agencies, the Insurer, the Swap Counterparty and the Backup Servicer a Servicer’s Certificate in the form of Exhibit D hereto containing all information necessary to make the transfers, deposits and distributions pursuant to this Agreement and the other Transaction Documents for the Collection Period immediately preceding the date of such Servicer’s Certificate and as of the last day of such Collection Period, and all information necessary (including whether a Trigger Event or Reserve Event has occurred) for the Indenture Trustee to make available statements to Noteholders and the Insurer pursuant to Section 4.6. Contracts purchased by the Issuer shall be identified by the Servicer by the Obligor’s account number and certain other information with respect to such Contract (as specified in Schedule A to this Agreement). Other than as set forth in Section 3.8(c) and (e) below and in the Backup Servicing Agreement, the Backup Servicer shall have no obligation to supervise, monitor, verify or administer the performance of the Servicer and shall have no liability for any action taken or omitted by the Servicer.
     (b) On the eighth day of each month (the “Servicer’s Data Date”), the Servicer shall send to the Backup Servicer and the Insurer a Computer Tape, detailing the payments on the Contracts during the prior Collection Period (the “Servicer’s Data File”). Such Computer Tape shall be in the form and have the specifications as may be agreed to between the Servicer, the Backup Servicer, the Insurer and the Indenture Trustee from time to time.
     (c) No later than one Business Day prior to each Determination Date, provided that the Servicer shall have furnished to the Backup Servicer the Servicer’s Certificate, the Backup Servicer shall review the information contained in the Servicer’s Certificate against the information on the Servicer’s Data File, on an aggregate basis. No later than one Business Day prior to each Payment Date, the Backup Servicer shall notify the Servicer, the Insurer and the Indenture Trustee of any inconsistencies between the Servicer’s Certificate and the Servicer’s Data File and the Backup Servicer and the Servicer shall attempt to reconcile such inconsistencies; provided, however, in the absence of a reconciliation, the Servicer’s Certificate shall control for the purpose of calculations and distributions with respect to the related Payment Date. If the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer’s Certificate by the related Payment Date, the Servicer shall cause a firm of independent certified public accountants, at the Servicer’s expense, to audit the Servicer’s Certificate and, prior to the third Business Day, but in no event later than the fifth calendar day, of the following month, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer’s Certificate for such next Determination Date. The Backup Servicer shall only review the information provided by the Servicer in the Servicer’s Certificate and in the Servicer’s Data File and its obligation to report any inconsistencies shall be limited to those apparent from the Backup Servicer’s review thereof. The Backup Servicer and the Servicer shall attempt to reconcile any such material inconsistencies and/or to furnish any such omitted information and the Servicer shall amend the Servicer’s Certificate to reflect the Backup Servicer’s computations or to include the omitted information. The Backup Servicer shall in no event be liable to the Servicer with respect to any failure of the Backup Servicer to discover or detect any errors, inconsistencies or omissions by the Servicer with respect to the Servicer’s Certificate and Servicer’s Data File except as specifically set forth in this Section.
     (d) The Servicer shall provide to the Backup Servicer, or its agent, monthly, or as frequently as may be otherwise requested, information on the Contracts sufficient to enable the Backup Servicer to assume the responsibilities as Successor Servicer and collect on the Contracts.
     (e) Except as provided in this Agreement, the Backup Servicer may accept and reasonably rely on all accounting, records and work of the Servicer without audit, and the Backup Servicer shall have no liability for the acts or omissions of the Servicer. If any error, inaccuracy or omission (collectively, “Errors”) exists in any information received from the Servicer, and such Errors should cause or materially contribute to the Backup Servicer making or continuing any Errors (collectively, “Continued Errors”), the Backup Servicer shall have no liability for such Continued Errors; provided, however, that this provision shall not protect the Backup Servicer against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in discovering or correcting any Error or in the performance of its or their duties hereunder or under this Agreement. In the event the Backup Servicer becomes aware of Errors or Continued Errors, the Backup Servicer shall, with the prior consent of the Insurer, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and prevent future Continued Errors. The Backup Servicer shall be entitled to recover its costs thereby expended from the Servicer.
     (f) The Backup Servicer shall be indemnified by the Servicer from and against all claims, damages, losses or expenses reasonably incurred by the Backup Servicer (including reasonable attorneys’ fees) arising out of claims asserted against the Backup Servicer by third parties on any matter arising out of this Agreement to the extent the act or omission giving rise to the claim accrues before the date on which the Backup Servicer assumes the duties of Servicer hereunder, except for any claims, damages, losses or expenses arising from the Backup Servicer’s own gross negligence, bad faith or willful misconduct.
     SECTION 3.9 Annual Officer’s Certificate; Notice of Servicer Termination Event. (a) The Servicer will deliver to the Rating Agencies, the Issuer, the Insurer, the Swap Counterparty and the Indenture Trustee, on or before March 31 of each year, beginning on March 31, 2008, an Officer’s Certificate of the Servicer (with appropriate insertions) providing such information as is required under Item 1123 of Regulation AB.
     (b) The Servicer will deliver to the Issuer, the Insurer, the Swap Counterparty, the Indenture Trustee and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days after having obtained such knowledge, written notice in an Officer’s Certificate (with appropriate insertions) providing such information as is required under Item 1123 of Regulation AB and of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event or a Trigger Event.
     (c) The Servicer will deliver to the Issuer and the Insurer, on or before March 31 of each year, beginning on March 31, 2008, a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under paragraph (b) of Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

     SECTION 3.10 Annual Servicing Report of Independent Public Accountants. On or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending December 31, 2007, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer, the Seller or their respective Affiliates) acceptable to the Insurer to furnish to the Indenture Trustee, the Servicer, the Seller, the Insurer, the Swap Counterparty and each Rating Agency each attestation report on assessments of compliance with the Servicing Criteria with respect to the Servicer or any affiliate thereof during the related fiscal year delivered by such accountants pursuant to paragraph (c) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB.
     SECTION 3.11 Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Noteholders, the Insurer and the Residual Interestholders and with administering the duties of the Issuer.
     SECTION 3.12 Fidelity Bond. The Servicer hereby represents and covenants that the Servicer has obtained, and shall continue to maintain in full force and effect, a fidelity bond and errors and omissions policy covering the Servicer of a type and in such amount as is customary for prudent servicers engaged in the business of servicing prime, sub-prime and non-prime motor vehicle retail installment sales contracts similar to the Contracts.
     SECTION 3.13 1934 Act Filings. The Issuer hereby authorizes the Servicer and the Seller, or either of them, to prepare, sign, certify and file any and all reports, statements and information respecting the Issuer and/or the Notes required to be filed pursuant to the Exchange Act, and the rules thereunder.
     SECTION 3.14 Access to Certain Documentation and Information Regarding Contracts. The Servicer shall provide to each Noteholder and the Insurer access to its records pertaining to the Contracts. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the offices of the Servicer. Nothing in this Section 3.14 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 3.14.
ARTICLE IV
DISTRIBUTIONS; ACCOUNTS
STATEMENTS TO THE RESIDUAL INTERESTHOLDERS
AND THE NOTEHOLDERS
     SECTION 4.1 Establishment of Accounts.
     (a) The Servicer shall cause to be established:
     (i) for the benefit of the Indenture Secured Parties in the name of the Indenture Trustee, an Eligible Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Secured Parties, which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee;
     (ii) for the benefit of the Indenture Secured Parties, in the name of the Indenture Trustee, an Eligible Account (the “Note Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Secured Parties, which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee;
     (iii) for the benefit of the Indenture Secured Parties, in the name of the Indenture Trustee, an Eligible Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Secured Parties, which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee;
     (iv) for the benefit of the Indenture Secured Parties, in the name of the Indenture Trustee, an Eligible Account (the “Pre-Funding Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Secured Parties, which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee;
     (v) for the benefit of the Indenture Secured Parties, in the name of the Indenture Trustee, an Eligible Account (the “Capitalized Interest Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Secured Parties, which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee; and
     (vi) for the benefit of the Residual Interestholder, in the name of the Indenture Trustee, an Eligible Account (the “Residual Interest Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Residual Interestholder, which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee.
     (b) Funds on deposit in the Collection Account, the Pre-Funding Account, the Swap Termination Payment Account, the Reserve Account and the Capitalized Interest Account shall each be invested by the Indenture Trustee (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise), bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next Payment Date; provided, however, it is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from such investment in Eligible Investments unless the Eligible Investment was a direct obligation of the Indenture Trustee or unless such loss was caused by the Indenture Trustee’s negligence or willful misconduct (it being understood and acknowledged that no loss on any such Eligible Investment which was made in conformity with this Agreement and the instructions of the Servicer shall be considered “caused by the Indenture Trustee’s negligence or willful misconduct”). All such Eligible Investments shall be held by or on behalf of the Indenture Trustee for the benefit of the Indenture Trustee on behalf of the Noteholders and the Insurer as their interests may appear. Funds deposited in the Collection Account on the day immediately preceding a Payment Date upon the maturity of any Eligible Investments are not required to be invested overnight. On each Payment Date, all interest and investment income (net of investment losses and expenses) on funds on deposit in the Collection Account and the Pre-Funding Account, as of the end of the Collection Period shall be included in Available Funds; and all interest and other investment income (net of investment losses and expenses) on funds on deposit in the Reserve Account shall be deposited into the Reserve Account. If any Trust Account shall cease to be an Eligible Account, the Servicer, with the consent of the Insurer so long as the Insurer is the Controlling Party, within five (5) Business Days shall, cause such accounts to be moved to an institution so that such account meets the definition of Eligible Account.

     (c) If (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Collection Account, the Pre-Funding Account or the Reserve Account to the Indenture Trustee by 2:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day, (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable or (iii) if the Notes shall have been declared due and payable following an Event of Default, but amounts collected or receivable from the Trust Estate are being applied as if there had not been such a declaration; then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Collection Account, the Pre-Funding Account or the Reserve Account, as the case may be, in Eligible Investments described in clause (vi) of the definition thereof.
     (d) (i) Subject to the grant of the security interest pursuant to the Indenture in favor of the Indenture Trustee, the Issuer shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof and all such funds, investments, proceeds and income shall be part of the Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Indenture Secured Parties as their interests may appear.
     (ii) With respect to any Eligible Investments held from time to time in any Trust Account, the Indenture Trustee agrees that:
     (A) any Eligible Investment that is held in deposit accounts shall be, except as otherwise provided herein, subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;
     (B) any Eligible Investment that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Indenture Trustee;
     (C) any Eligible Investment that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Eligible Investment as described in such paragraph; and
     (D) any Eligible Investment that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its nominee’s) ownership of such security.
     (e) The Servicer shall have the power, revocable by the Insurer (so long as the Insurer is the Controlling Party and prior to the Termination Date), or by the Indenture Trustee, or the Owner Trustee, each with the prior written consent of the Insurer (so long as the Insurer is the Controlling Party and prior to the Termination Date) and the Indenture Trustee (after the Termination Date), to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer and the Indenture Trustee to carry out its respective duties hereunder.

     SECTION 4.2 Remittances. The Servicer shall deposit an amount equal to all collections into the Collection Account within two Business Days after receipt. Pending deposit into the Collection Account, collections may be commingled and used by the Servicer at its own risk and are not required to be segregated from its own funds.
     SECTION 4.3 Additional Deposits and Payments.
     (a) On the date of a repurchase of a Contract by the Seller pursuant to Section 2.1 or Section 2.3, or the purchase of a Contract by the Servicer pursuant to Section 3.6, as applicable, the Servicer or the Seller, as applicable, will deposit into the Collection Account the aggregate Repurchase Price with respect to Repurchased Contracts purchased by the Servicer or the Seller on such date and the Servicer will deposit into the Collection Account all amounts to be paid under Section 8.1. All such deposits with respect to any such date which is a Payment Date will be made, in immediately available funds by noon, New York City time, on such Payment Date related to such Collection Period.
     (b) With respect to any Payment Date, after giving effect to amounts on deposit in the Collection Account and the Reserve Account, if any, if (i) there are insufficient funds available to make the required payments under clauses first through fifth and seventh of Section 4.4(a), (ii) the Note Balance of the Class A Notes (after taking into account all distributions of principal to be made on that Payment Date) exceeds the sum of the Pool Balance and the amount on deposit in the Pre-Funding Account or (iii) the current Payment Date is the Final Scheduled Payment Date for any Class of Notes and there are insufficient funds to pay the outstanding principal balance of such Class of Notes; then in each such case (after taking into account all distributions of principal on that Payment Date) the Indenture Trustee shall (X) withdraw from the Reserve Account all amounts on deposit therein necessary to pay the amounts described above and (Y) if necessary after giving effect to clause (X), make a draw on the Reserve Account Letter or Letters of Credit pursuant to Section 4.8 equal to the remaining amount of such deficiency by presenting a signed credit demand certifying the amount to be drawn at each Reserve Account Letter of Credit Bank’s offices, and deposit such amount in the Collection Account to be used solely for the payments described above, as applicable. In addition, after the occurrence of a Trigger Event, the Indenture Trustee shall, if the Insurer so directs, use the amounts available in the Reserve Account and shall make a draw under all Reserve Account Letters of Credit for the full amounts available under such Reserve Account Letters of Credit (after giving effect to any withdrawals from the Reserve Account and/or draws on any Reserve Account Letters of Credit required under clause (i) of this paragraph (b)) to make the payments described under clause eleventh in Section 4.4(a).
     (c) If there are multiple Reserve Account Letters of Credit, the Indenture Trustee shall make a draw on each Reserve Account Letter of Credit in an amount equal to its pro rata share of the shortfall, and if a Reserve Account Letter of Credit Bank fails to honor a draw request presented to it by the Indenture Trustee, the Indenture Trustee shall make a draw on each remaining Reserve Account Letter of Credit in an amount equal to the lesser of: (i) the related Reserve Account Letter of Credit Bank’s pro rata share of the shortfall (taking into account only the non-defaulting Reserve Account Letter of Credit Banks) and (ii) the face amount of such Reserve Account Letter of Credit. The Indenture Trustee shall deposit the proceeds of such draws in the Collection Account for distribution as provided in Section 4.3(b).
     (d) If, on any Payment Date, so long as there has not been an occurrence of a Reserve Event which is not Deemed Cured, the Reserve Amount (after giving effect to all other additions thereto and reductions thereof made on such Payment Date, including with respect to Section 4.3(b) and Section 4.3(c)) exceeds the Specified Reserve Amount on such Payment Date, the Indenture Trustee shall, upon the direction of the Servicer, reduce the cash balance of the Reserve Account by the amount, if any, by which the Reserve Amount (after giving effect to all other additions thereto and reductions thereto made on such Payment Date) exceeds the Specified Reserve Amount by withdrawing such amount from the Reserve Account and depositing it into the Residual Interest Account; provided, however, that in no event shall the amount on deposit in the Reserve Account be less than zero after giving effect to such distribution. To the extent that the Reserve Amount (after giving effect to all other additions thereto and reductions thereto made on such Payment Date) exceeds the Specified Reserve Amount after the withdrawal of the amount of cash specified by the Servicer in the preceding sentence, if any, the Indenture Trustee shall, upon the direction of the Servicer and notice to the Insurer, authorize the Reserve Account Letter of Credit Bank or any other bank that has issued a Reserve Account Letter of Credit to decrease the stated amount of such Reserve Account Letter of Credit by an amount equal to such excess.
     (e) The Indenture Trustee will, on the Payment Date relating to each Collection Period, withdraw from the Pre-Funding Account the investment income accrued during such Collection Period from the investment of funds in the Pre-Funding Account and deposit such amount in the Collection Account.
     (f) On the Closing Date, the Seller will cause the Reserve Amount to equal the Initial Reserve Amount either through (i) a cash deposit to the Reserve Account, (ii) causing a Reserve Account Letter of Credit Bank to issue a Reserve Account Letter of Credit or (iii) any combination thereof.
     (g) On each Funding Date, the Seller will increase the Reserve Amount by the Subsequent Reserve Amount for such Funding Date, through (i) a cash deposit to the Reserve Account from the Pre-Funding Account in accordance with Section 4.3(j)(i), (ii) causing the Reserve Account Letter of Credit Banks to issue additional Reserve Account Letters of Credit or to increase the face amount of available Reserve Account Letters of Credit, or (iii) any combination thereof.
     (h) On the Closing Date the Seller shall deposit from the proceeds of the offering of the Notes an amount equal to the Capitalized Interest Account Deposit into the Capitalized Interest Account.
(i)    (i) On the Payment Dates occurring in April 2007, May 2007, June 2007, July 2007, August 2007 and September 2007, the Indenture Trustee shall withdraw, in immediately available funds, from the Capitalized Interest Account the Monthly Capitalized Interest Amount for such Payment Date and deposit such amount in the Collection Account as Available Funds for distribution on such Payment Date pursuant to Section 4.4(a).
     (ii) On the Payment Dates occurring in April 2007, May 2007, June 2007, July 2007, August 2007 and September 2007, the Servicer shall instruct the Indenture Trustee in writing to withdraw from the Capitalized Interest Account and pay to the Seller on such Payment Date an amount equal to the Overfunded Capitalized Interest Amount for such Payment Date. Any amounts remaining in the Capitalized Interest Account on the Payment Date which immediately follows the end of the Funding Period after taking into account the transfer pursuant to Section 4.3(i)(i) shall be remitted by the Indenture Trustee to the Seller. Upon any such distributions to the Seller, the Noteholders, the Residual Interestholders and the Insurer will have no further rights in, or claims to, such amounts.
     (j) On the Closing Date, the Seller shall deposit from the proceeds of the offering of the Notes an amount equal to $450,955,536.40 into the Pre-Funding Account.
     (i) On each Funding Date, the Servicer may instruct the Indenture Trustee in writing to deduct from the Contracts Purchase Price to be paid to the Seller on such Funding Date and withdraw from the Pre-Funding Account, at the direction of the Issuer, amounts in respect of a portion or all of the Subsequent Reserve Amount for such Funding Date and to deposit such amounts in the Reserve Account upon satisfaction of the conditions set forth in this Agreement with respect to such transfer.
     (ii) On the first Payment Date following the termination of the Funding Period, the Indenture Trustee shall, based on the information set forth in the related Servicer’s Certificate, withdraw any remaining funds on deposit in the Pre-Funding Account (excluding investment earnings or income) and deposit those amounts in the Note Distribution Account for distribution as principal to the Noteholders in an amount equal to the amount of such funds as follows: (A) if the aggregate amount of such funds is greater than $100,000, to the Noteholders, their pro rata portion of such funds (based on the Initial Note Balance of each Class of Notes as a fraction of the Initial Note Balance of all Classes of Notes); or (B) if the aggregate amount of such funds is less than or equal to $100,000, to the Noteholders, the portion of such funds in sequential order of priority beginning with the Class A-1 Notes.
     (k) On or prior to the third Business Day preceding each Determination Date, the Indenture Trustee shall send a written notice to the Servicer stating the amount of investment income earned, if any, during the related Collection Period on each Trust Account maintained at the Indenture Trustee.
     (l) The Indenture Trustee will promptly, but in no event later than noon (New York City time) on the related Payment Date, deposit into the Collection Account all Net Swap Receipts received by it under the Interest Rate Swap Agreement in immediately available funds.
     (m) On any Payment Date, the Seller may, upon five (5) days prior written notice to the Insurer and subject to the prior written consent of the Insurer (which consent shall not be unreasonably withheld), the Indenture Trustee, the Backup Servicer and the Owner Trustee, either (i) increase the face amount of an existing Reserve Account Letter of Credit or (ii) substitute a Reserve Account Letter of Credit for amounts currently on deposit in the Reserve Account. Upon such increase or substitution, the Indenture Trustee shall withdraw from the Reserve Account an amount equal to the amount of such increase (in the case of clause (i)) or the face amount of the substitute Reserve Account Letter of Credit (in the case of clause (ii)) and allocate such amount in the manner directed by the Seller.
     SECTION 4.4 Distributions.
     (a) Prior to any acceleration of the Notes pursuant to Section 5.2 of the Indenture, on each Payment Date, the Indenture Trustee (based on information contained in the Servicer’s Certificate delivered on or before the related Determination Date pursuant to Section 3.8) shall make the following deposits and distributions, to the extent of Available Funds on deposit in the Reserve Account (if required by Section 4.3(b)) and Collection Account for such Payment Date, in the following order of priority:
     (1) first, to the Backup Servicer, the Indenture Trustee and the Owner Trustee, the Backup Servicing Fee, the Indenture Trustee Fee, the Owner Trustee Fee and expenses and indemnities payable to each such party, respectively, to the extent such fees, expenses or indemnities have not previously been paid, and to any Successor Servicer, any unreimbursed Transition Expenses up to $100,000; provided, however, that the expenses and indemnities payable under this clause (1) shall not exceed (i) in the case of the Owner Trustee, $100,000 per annum and (ii) in the case of the Indenture Trustee and the Backup Servicer, $100,000 in the aggregate per annum.

     (2) second, to the Servicer, the Servicing Fee, or to any Successor Servicer, the Successor Servicing Fee (including any Servicing Fees and Successor Servicing Fees not previously paid);
     (3) third, to the Swap Counterparty, the Net Swap Payment;
     (4) fourth, to the Note Distribution Account for distribution to the Noteholders pro rata, the Accrued Note Interest due and accrued for the related Interest Period;
     (5) fifth, to the Insurer, the Premium pursuant to the Insurance Agreement;
     (6) sixth, to the Note Distribution Account, for distribution to the Noteholders on a sequential pay basis, the Noteholder Principal Distributable Amount;
     (7) seventh, to the Insurer, the Reimbursement Obligations pursuant to the Insurance Agreement;
     (8) eighth, at the Insurer’s discretion, to the Note Distribution Account if a Trigger Event has occurred on or before such Payment Date, the amount of Available Funds remaining after payment of clauses first through seventh above, for distribution to the Noteholders on a sequential pay basis until the Note Balance of each Class has been reduced to zero;
     (9) ninth, to the Reserve Account, any additional amounts required to reinstate the Reserve Amount (after giving effect to all other additions thereto and reduction thereof made on such Payment Date) up to the Specified Reserve Amount;
     (10) tenth, pro rata (i) to the Swap Counterparty, any Swap Termination Payments and (ii) to the Insurer, any reimbursement of payments made by the Insurer under the Swap Policy in respect of Swap Termination Payments;
     (11) eleventh, at the Insurer’s discretion if a Trigger Event has occurred on or before such Payment Date, from the Reserve Amount, to the Note Distribution Account for distribution to each Class of Class A Notes, on a sequential pay basis, until the Note Balance of such Class of Notes has been reduced to zero;
     (12) twelfth, to the Backup Servicer, the Indenture Trustee and the Owner Trustee, any expenses and indemnities not previously paid; and
     (13) thirteenth, any remaining funds will be distributed to the Residual Interestholder.
Notwithstanding any other provision of this Section 4.4, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, the Indenture Trustee shall apply all amounts on deposit in the Collection Account pursuant to Section 5.4(b) of the Indenture.
     (b) After the payment in full of the Notes, all amounts payable to the Insurer under the Transaction Documents, all amounts payable to the Swap Counterparty under the Interest Rate Swap

Agreement and all other amounts payable under Section 4.4(a), all Collections shall be paid to or in accordance with the instructions provided from time to time by the Residual Interestholder.
     (c) In the event that any withholding tax is imposed on the Issuer’s payment (or allocations of income) to a Noteholder, such withholding tax shall reduce the amount otherwise distributable to the Noteholder in accordance with this Section. The Indenture Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any withholding tax that is legally owed by the Issuer as instructed by the Servicer, in writing in a Servicer’s Certificate (but such authorization shall not prevent the Indenture Trustee from contesting at the expense of the Seller any such withholding tax in appropriate proceedings, and withholding payment of withholding such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Issuer and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Noteholder), the Indenture Trustee may in its sole discretion withhold such amounts in accordance with this clause (c). In the event that a Noteholder wishes to apply for a refund of any such withholding tax, the Indenture Trustee shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Indenture Trustee for any out-of-pocket expenses incurred. The Note Policy does not cover any shortfalls relating to withholding taxes.
     SECTION 4.5 Replacement of Reserve Account Letters of Credit.. If (i) as of any date that is 30 days prior to the stated expiration date of any Reserve Account Letter of Credit, either (A) the expiring Reserve Account Letter of Credit has not been renewed or extended or (B) a letter of credit acceptable to the Insurer in its sole discretion and in at least the same amount as the amount then available or required for drawing under the expiring Reserve Account Letter of Credit has not been delivered to the Indenture Trustee, (ii) the Indenture Trustee receives notice from the Insurer that a Reserve Account Letter of Credit Bank has merged with, been consolidated into, or acquired by an entity not approved by the Insurer in its sole discretion or (iii) 30 days have elapsed since the Indenture Trustee shall have received notice from the Insurer that the credit rating of a Reserve Account Letter of Credit Bank has been downgraded below either “A-l+” or “A” by S&P or “Prime-1” or “A2” by Moody’s (unless the Indenture Trustee receives notice from the Insurer that such ratings have been reinstated above such level prior to the expiration of such 30-day period); then the Indenture Trustee shall, on the next Business Day cause to be presented to the applicable Reserve Account Letter of Credit Bank a drawing certificate in proper form for payment thereunder and otherwise in conformity with the terms thereof for an amount equal to the maximum amount then available under such Reserve Account Letter of Credit and deposit the proceeds of such drawing in the Reserve Account.
     SECTION 4.6 Statements to Noteholders and Residual Interestholders. On or before each Determination Date, the Servicer shall provide to the Residual Interestholders and to the Indenture Trustee (with a copy to each Rating Agency, the Insurer, the Swap Counterparty and the Issuer) for the Indenture Trustee to forward or otherwise make available to each Noteholder of record as of the most recent Record Date, a statement setting forth for the Collection Period and Payment Date relating to such Determination Date the following information (to the extent applicable):
     (a) the aggregate amount being paid on such Payment Date in respect of interest on and principal of each Class of Notes;
     (b) the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance and the Note Factor with respect to each Class of Notes, in each case after giving effect to payments on such Payment Date;

     (c) (i) the amount on deposit in the Reserve Account and available under all Reserve Account Letters of Credit and the Reserve Amount, each as of the beginning and end of the related Collection Period, (ii) the amount deposited in the Reserve Account in respect of such Payment Date, if any, (iii) the amount withdrawn from the Reserve Account or drawn under all Reserve Account Letters of Credit on such Payment Date, (iv) the amount deposited to the Residual Interest Account pursuant to Section 4.3(d), if any, on such Payment Date, (v) the balance on deposit in the Reserve Account on such Payment Date after giving effect to withdrawals therefrom and deposits thereto in respect of such Payment Date and (vi) the change in such balance from the immediately preceding Payment Date;
     (d) the Noteholder Principal Distributable Amount and any Principal Carryover Shortfall for such Payment Date;
     (e) the Pool Balance and the Pool Factor as of the close of business on the last day of the preceding Collection Period;
     (f) the amount of the Servicing Fee to be paid to the Servicer or the amount of the Successor Servicing Fee to be paid to the Successor Servicer, as applicable, with respect to the related Collection Period and the amount of any unpaid Servicing Fees or Successor Servicing Fees and the change in such amount from that of the prior Payment Date;
     (g) the amount of the Interest Carryover Shortfall, if any, on such Payment Date and the change in such amount from the preceding Payment Date;
     (h) the aggregate Repurchase Price with respect to Repurchased Contracts paid by (i) the Servicer and (ii) the Seller with respect to the related Collection Period;
     (i) the amount on deposit in the Pre-Funding Account (until the termination of the Funding Period) and the amount released from such account to (A) purchase Subsequent Contracts during the related Collection Period and (B) deposit to the Reserve Account in respect of any Subsequent Reserve Amount;
     (j) the amount on deposit in the Capitalized Interest Account, the Monthly Capitalized Interest Amount and the Overfunded Capitalized Interest Amount to be released from the Capitalized Interest Account on the related Payment Date and the amount on deposit in the Capitalized Interest Account after taking into account such withdrawals (until the termination of the Funding Period) ;
     (k) the amount of fees, expenses and unpaid indemnities to be paid to the Indenture Trustee and the Owner Trustee with respect to the related Payment Date and the amount of any unpaid fees, expenses and unpaid indemnities to the Indenture Trustee and the Owner Trustee and the change in such amount from that of the prior Payment Date;
     (l) the Deficiency Amount, if any;
     (m) the Delinquency Ratio (as defined in the Insurance Agreement) as of such Determination Date;
     (n) the Cumulative Net Loss Ratio (as defined in the Insurance Agreement) as of such Determination Date; and
     (o) the Net Swap Receipts and the Net Swap Payment, if any.

Each amount set forth pursuant to clause (a) or (g) above relating to the Notes shall be expressed as a dollar amount per $1,000 of the Initial Note Balance of the Notes (or Class thereof).
     The Indenture Trustee may make available via the Indenture Trustee’s internet website all reports or notices required to be provided by the Indenture Trustee under this Section 4.6. Any information that is disseminated in accordance with the provisions of this Section 4.6 shall not be required to be disseminated in any other form or manner. The Indenture Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.
     The Indenture Trustee’s internet website shall be initially located at “www.CTSLink.com” or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Noteholders, the Insurer, the Servicer, the Issuer and any Paying Agent. In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Agreement.
     SECTION 4.7 No Duty to Confirm. The Indenture Trustee shall have no duty or obligation to confirm or verify the contents of any reports or certificates delivered to the Indenture Trustee pursuant to this Agreement believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties.
     SECTION 4.8 Claims Under Reserve Account Letters of Credit.
     (a) In the event that the Indenture Trustee is required to make a claim under any Reserve Account Letter of Credit pursuant to this Agreement, the Indenture Trustee shall make a demand under such Reserve Account Letter of Credit in accordance with its terms at least four (4) Business Days prior to the related Payment Date. The Indenture Trustee shall deposit all amounts paid to it under such Reserve Account Letter of Credit into the Collection Account on the day of receipt of such amounts. Any payment made by a Reserve Account Letter of Credit Bank under a Reserve Account Letter of Credit shall be applied solely to the payment of the Notes and for such other purposes as set forth in Section 4.3(b) hereof.
     (b) [Reserved].
     (c) The Indenture Trustee shall keep a complete and accurate record of all funds disbursed under each Reserve Account Letter of Credit and deposited into the Collection Account and the allocation of such funds pursuant to Section 4.3(b) hereof.
     SECTION 4.9 Interest Rate Swap Agreement.
     (a) The Issuer shall enter into the Initial Interest Rate Swap Agreement with the Initial Swap Counterparty. Subject to the requirements of this Section 4.9, the Issuer may from time to time enter into one or more Replacement Interest Rate Swap Agreements in the event that the Initial Interest Rate Swap Agreement is terminated due to any “Termination Event” or “Event of Default” (each as defined in the Initial Interest Rate Swap Agreement) prior to its scheduled expiration and in accordance with the terms of such Interest Rate Swap Agreement. Other than any Replacement Interest Rate Swap Agreement entered into pursuant to this Section 4.9(a), the Issuer may not enter into any additional interest rate swap agreements.

     (b) In the event of any early termination of any Interest Rate Swap Agreement, (i) the Indenture Trustee shall establish the Swap Termination Payment Account (the “Swap Termination Payment Account”) over which the Indenture Trustee shall have exclusive control and the sole right of withdrawal, and in which no Person other than the Indenture Trustee, the Noteholders and the Insurer shall have any legal or beneficial interest, (ii) any Swap Termination Payments received from the Swap Counterparty will be remitted to the Swap Termination Payment Account and (iii) any Swap Replacement Proceeds received from a Replacement Swap Counterparty will be remitted directly to the Swap Counterparty; provided, that any such remittance to the Swap Counterparty shall not exceed the amounts, if any, owed to the Swap Counterparty under the Interest Rate Swap Agreement; provided, further that the Swap Counterparty shall only receive Swap Replacement Proceeds if all Swap Termination Payments due from the Swap Counterparty to the Issuer have been paid in full and if such amounts have not been paid in full then the amount of Swap Replacement Proceeds necessary to make up any deficiency shall be remitted to the Swap Termination Payment Account.
     (c) The Issuer shall promptly, following the early termination of any Initial Interest Rate Swap Agreement due to an “Event of Default” or “Termination Event” (each as defined in the Initial Interest Rate Swap Agreement) and in accordance with the terms of such Interest Rate Swap Agreement, enter into a Replacement Interest Rate Swap Agreement to the extent possible and practicable through application of funds available in the Swap Termination Payment Account unless (i) the Insurer (so long as the Insurer is the Controlling Party) does not consent or (ii) entering into such Replacement Interest Rate Swap Agreement will cause the Rating Agency Condition not to be satisfied.
     (d) To the extent that (i) the funds available in the Swap Termination Payment Account exceed the costs of entering into a Replacement Interest Rate Swap Agreement or (ii) the Issuer determines with the consent of the Insurer (so long as the Insurer is the Controlling Party) not to replace the Initial Interest Rate Swap Agreement and the Rating Agency Condition is met with respect to such determination, the amounts in the Swap Termination Payment Account (other than funds used to pay the costs of entering into a Replacement Interest Rate Swap Agreement, if applicable) shall be included in Available Funds and allocated in accordance with the order of priority specified in Section 4.4(a) on the following Payment Date. In any other situation, amounts on deposit in the Swap Termination Payment Account at any time shall be invested pursuant to Section 4.1(b) and on each Payment Date after the creation of a Swap Termination Payment Account, the funds therein shall be used to cover any shortfalls in the amounts payable under Section 4.4(a)(1) through (8) provided that in no event will the amount withdrawn from the Swap Termination Payment Account on such Payment Date exceed the amount of Net Swap Receipts that would have been required to be paid on such Payment Date under the terminated Interest Rate Swap Transaction had there been no termination of such transaction. Any amounts remaining in the Swap Termination Payment Account after payment in full of the Class A-4 Notes shall be included in Available Funds and allocated in accordance with the order of priority specified in Section 4.4(a) on the following Payment Date.
     (e) If the Swap Counterparty is required to post collateral under the terms of the Interest Rate Swap Agreement, the Indenture Trustee shall establish the Swap Collateral Account (the “Swap Collateral Account”) over which the Indenture Trustee shall have exclusive control and the sole right of withdrawal, and in which no Person other than the Indenture Trustee, the Noteholders and the Insurer shall have any legal or beneficial interest. The Indenture Trustee shall deposit all collateral received from the Swap Counterparty under the Interest Rate Swap Agreement into the Swap Collateral Account. Any and all funds at any time on deposit in, or otherwise to the credit of, the Swap Collateral Account shall be held in trust by the Indenture Trustee for the benefit of the Noteholders and the Insurer. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Swap Collateral Account shall be (i) for application to obligations of the Swap Counterparty to the Issuer under the

Interest Rate Swap Agreement in accordance with the terms of the Interest Rate Swap Agreement or (ii) to return collateral to the Swap Counterparty when and as required by the Interest Rate Swap Agreement.
     (f) If at any time the Interest Rate Swap Agreement becomes subject to early termination due to the occurrence of an “Event of Default” or “Termination Event” (as defined in the Interest Rate Swap Agreement), the Issuer and the Indenture Trustee shall use reasonable efforts (following the expiration of any applicable grace period) to enforce the rights of the Issuer thereunder as may be permitted by the terms of the Interest Rate Swap Agreement and consistent with the terms hereof and subject to any rights of the Insurer herein or under the Interest Rate Swap Agreement. To the extent not fully paid from Swap Replacement Proceeds, any Swap Termination Payment owed by the Issuer to the Swap Counterparty under the Interest Rate Swap Agreement shall be payable to the Swap Counterparty in installments made on each following Payment Date until paid in full in accordance with the order of priority specified in Section 4.4(a). To the extent that the Swap Replacement Proceeds exceed any such Swap Termination Payments (or if there are no Swap Termination Payments due to the Swap Counterparty), the Swap Replacement Proceeds in excess of such Swap Termination Payments, if any, shall be included in Available Funds and allocated and applied in accordance with the order of priority specified in Section 4.4(a) on the following Payment Date.
ARTICLE V
THE SELLER
     SECTION 5.1 Representations of Seller. On the Closing Date and on each Funding Date, the Seller makes the following representations on which the Issuer and the Indenture Trustee shall rely in accepting the Contracts in trust and in connection with the performance by the Indenture Trustee of its obligations hereunder and the Insurer relied in issuing the Note Policy. The representations speak as of the execution and delivery of this Agreement on the Closing Date and on each Funding Date but shall survive the sale of the Contracts to the Issuer and the subsequent pledge thereof to the Indenture Trustee pursuant to the Indenture:
     (a) Organization and Good Standing. The Seller is duly formed and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has and had at all relevant times, full power, authority and legal right to acquire and own the Contracts.
     (b) Due Qualification. The Seller is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.
     (c) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out their respective terms. The Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and has duly authorized such sale and assignment to the Trust by all necessary action; and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Seller by all necessary action.
     (d) Valid Sale; Binding Obligations. This Agreement evidences a valid sale, transfer and assignment of the Trust Estate, enforceable against creditors of and purchasers from the Seller; and a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.
     (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof does not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the Seller’s limited liability company agreement, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or, to the best of the Seller’s knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.
     (f) No Proceedings. There are no proceedings or investigations pending, or to the Seller’s best knowledge threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of this Agreement, any other Transaction Document to which it is a party or the Securities; (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or, any other Transaction Document to which it is a party; (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, any other Transaction Document to which it is a party or the Securities; or (D) relating to the Seller and which might adversely affect the federal income tax attributes of the Securities.
     (g) Principal Place of Business; Jurisdiction of Organization. The principal place of business of the Seller is located in Texas. The Seller is formed under the laws of Delaware as a limited liability company. “Santander Drive Auto Receivables LLC” is the correct legal name of the Seller indicated on the public records of the Seller’s jurisdiction of formation which shows it to be organized. Prior to February 20, 2007 and since the date of the Seller’s formation (which date is less than five (5) years prior to February 20, 2007), the Seller’s correct legal name was “Drive Auto Receivables LLC”, a limited liability company formed under the laws of Delaware.
     (h) Investment Company Act. The Seller is not an “investment company” that is registered or required to be registered under, or otherwise subject to the restrictions of, the Investment Company Act of 1940, as amended.
     SECTION 5.2 Liability of the Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement (provided that this provision shall not protect the Seller against any liability that would otherwise be imposed by reason of willful misconduct or negligence in the performance of its duties under this Agreement), and hereby agrees to the following:
     (a) The Seller shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Insurer, the Noteholders and the Residual Interestholder from and against any loss, liability or expense incurred by reason of the Seller’s violation of federal or State securities laws in connection with the registration or the sale of the Notes.
     (b) The Seller will pay any and all taxes levied or assessed upon the Issuer or upon all or any part of the Trust Estate.

     (c) Indemnification under this Section 5.2 will survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and will include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Seller has made any indemnity payments pursuant to this Section 5.2 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person will promptly repay such amounts to the Seller, without interest.
     (d) The Seller’s obligations under this Section 5.2 are obligations solely of the Seller and will not constitute a claim against the Seller to the extent that the Seller does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, the Issuer, the Servicer, the Indenture Trustee, the Insurer and the Owner Trustee, by entering into or accepting this Agreement, acknowledge and agree that they have no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, the Issuer, the Servicer, the Insurer, the Indenture Trustee or the Owner Trustee either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then the Issuer, the Servicer, the Insurer, the Indenture Trustee or the Owner Trustee further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. The Issuer, the Servicer, the Insurer, the Indenture Trustee and the Owner Trustee each further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 5.2(d) and the terms of this Section 5.2(d) may be enforced by an action for specific performance. The provisions of this Section 5.2(d) will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Agreement.
     SECTION 5.3 Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Seller shall be a party, (iii) succeeding to the business of the Seller or (iv) exercising control directly or indirectly of the Seller, which Person in any of the foregoing cases executes an agreement of assumption acceptable to the Controlling Party to perform every obligation of the Seller under this Agreement and the other Transaction Documents to which the Seller is a party, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Seller shall have delivered to the Indenture Trustee and the Insurer an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, conversion, merger, or succession and such agreement or assumption comply with this Section 5.3 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (y) the Seller shall have delivered to the Insurer and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer in the Contracts, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest and (z) the Rating Agency Condition shall have been satisfied. The Seller shall provide notice of any merger, consolidation, conversion, or succession pursuant to this Section 5.3 to the Insurer and the Rating Agencies then providing a rating for the Notes. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x), (y) and (z) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii), (iii) or (iv) above.
     SECTION 5.4 Limitation on Liability of Seller and Others. The Seller and any officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller will not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.
     SECTION 5.5 The Seller May Own Notes. The Seller, and any Affiliate of the Seller, may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes so owned by the Seller or any such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority, or distinction as among all of the Notes. Unless all Notes are owned by the Issuer, the Seller, the Servicer, the Administrator or any of their respective Affiliates, any Notes owned by the Issuer, the Seller, the Servicer, the Administrator or any of their respective Affiliates shall be disregarded with respect to the determination of any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any other Transaction Document.
     SECTION 5.6 Sarbanes-Oxley Act Requirements. To the extent any documents are required to be filed or any certification is required to be made with respect to the Issuer or the Notes pursuant to the Sarbanes-Oxley Act, the Issuer hereby authorizes the Servicer and the Seller, or either of them, to prepare, sign, certify and file any such documents or certifications.
     SECTION 5.7 Compliance with Organizational Documents. The Seller shall comply with its limited liability company agreement and other organizational documents.
ARTICLE VI
THE SERVICER
     SECTION 6.1 Representations of Servicer. On the Closing Date and on each Funding Date, the Servicer makes the following representations on which the Issuer and the Indenture Trustee shall rely in accepting the Contracts in trust and in connection with the performance by the Indenture Trustee of its obligations hereunder and the Insurer relies in issuing the Note Policy. The representations speak as of the execution and delivery of this Agreement on the Closing Date and on each Funding Date but shall survive the sale of the Contracts to the Issuer:
     (a) Organization and Good Standing. The Servicer is duly formed and is validly existing as a corporation in good standing under the laws of the State of Illinois, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has and had at all relevant times, full power, authority and legal right to acquire, own, sell and service the Contracts;
     (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business in servicing of the Contracts as required by this Agreement requires such qualifications except where such failure will not have a material adverse effect or the Servicer’s ability to service the Contracts as required by this Agreement;
     (c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out their respective terms; and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Servicer by all necessary action;
     (d) Binding Obligations. This Agreement and the other Transaction Documents to which it is a party constitute legal, valid, and binding obligations of the Servicer enforceable in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity;
     (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the Servicer’s certificate of incorporation, or any indenture, agreement or other instrument to which the Servicer is a party or by which it may be bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor, to the best of the Servicer’s knowledge, violate any law applicable to the Servicer or any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties; and
     (f) No Proceedings. There are no proceedings or investigations pending, or, to the Servicer’s best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement, any of the other Transaction Documents to which it is a party or the Securities, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents to which it is a party, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, any of the other Transaction Documents to which it is a party or the Securities or (D) relating to the Servicer and which might adversely affect the federal income tax attributes of the Securities.
     SECTION 6.2 Indemnities of Servicer. The Servicer will be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement and the other Transaction Documents to which it is a party, and hereby agrees to the following:
     (a) The Servicer shall defend, indemnify, and hold harmless the Indenture Trustee, the Insurer and the Owner Trustee and their respective officers, directors, employees and agents, and the Issuer from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Servicer, any Affiliate thereof or any sub-contractor appointed by the Servicer or any Affiliate thereof of a Financed Vehicle.
     (b) The Servicer shall indemnify, defend and hold harmless the Indenture Trustee, the Owner Trustee, the Issuer, the Insurer and their respective officers, directors, agents and employees from and against any taxes (other than net income, gross receipts, franchise or other similar taxes) that may at any time be asserted against the Indenture Trustee, the Owner Trustee, the Insurer or the Issuer, with respect to the transactions contemplated herein, including, without limitation, any sales, general corporation, tangible personal property, privilege, or license taxes and costs and expenses in defending against the same.
     (c) The Servicer shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Insurer and the Noteholders from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Issuer, the Owner Trustee, the Insurer or the Noteholders through the negligence, willful misconduct or bad faith of the Servicer in the performance of its duties under this Agreement or any other Transaction Document to which it is a party.
     (d) The Servicer shall indemnify, defend, and hold harmless the Owner Trustee, the Indenture Trustee, the Insurer and each of their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such cost, expense, loss, claim, damage or liability: (i) shall be due to the willful misconduct, bad faith, or negligence of the Indenture Trustee, (ii) shall arise from the Indenture Trustee’s breach of any of its representations or warranties in any material respect set forth in the Indenture or (iii) shall arise out of or be incurred in connection with the performance by the Indenture Trustee of the duties of Successor Servicer hereunder.
     (e) The Servicer shall indemnify, defend, and hold harmless, the Indenture Trustee, the Owner Trustee, the Insurer and each of their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in the Trust Agreement, except to the extent that such cost, expense, loss, claim, damage or liability (i) shall be due to the willful misconduct, bad faith or negligence of the Owner Trustee or (ii) shall arise from the Owner Trustee’s breach of any of its representations or warranties set forth in the Trust Agreement. Santander Consumer USA Inc. hereby agrees to provide the indemnity to the Owner Trustee set forth in Section 8.2 of the Trust Agreement, the provisions of which are incorporated by reference herein.
     (f) The Servicer shall indemnify, defend, and hold harmless, the Backup Servicer and its officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, claim, damage, or liability arose out of, or was imposed upon the Backup Servicer resulting from the acts or omissions of the Servicer in the performance of its duties in its capacity as Servicer under this Agreement or any other Transaction Document to which it is a party.
     (g) Indemnification under this Section 6.2 by the Servicer, with respect to the period such Person was (or was deemed to be) the Servicer, shall survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 6.2 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.
     SECTION 6.3 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Servicer shall be a party or (iii) succeeding to the business of the Servicer (or to substantially all of the Servicer’s business insofar as it relates to the purchase of retail installment sales contracts from Dealers and the servicing of the Contracts), which Person in any of the foregoing cases executes an agreement of assumption acceptable to the Controlling Party to perform every obligation of the Servicer under this Agreement and the other Transaction Documents to which it is a party, will be the successor to the Servicer under this Agreement and the other Transaction Documents to which it is a party without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Servicer shall have delivered to the Insurer, the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, conversion, merger or succession and such agreement of assumption comply with this Section 6.3 and that all conditions precedent provided for in this Agreement and the other Transaction Documents to which it is a party relating to such transaction have been complied with and (y) the Servicer shall have delivered to the Insurer, the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer in the Contracts, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest and (z) the Rating Agency Condition shall have been satisfied. The Servicer shall provide notice of any merger, conversion, consolidation or succession pursuant to this Section 6.3 to the Insurer and the Rating Agencies then providing a rating for the Securities. The Indenture Trustee shall forward a copy of each such notice to each Noteholder. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x), (y) and (z) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii), (iii) or (iv) above.
     SECTION 6.4 Limitation on Liability of Servicer and Others.
     (a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer will be under any liability to the Issuer, the Indenture Trustee, the Owner Trustee, the Noteholders, the Insurer, the Swap Counterparty or the Residual Interestholders, except as provided under this Agreement or the other Transaction Documents to which it is a party, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision will not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of its duties under this Agreement. The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any Opinion of Counsel or on any Officer’s Certificate of the Seller or certificate of auditors believed to be genuine and to have been signed by the proper party in respect of any matters arising under this Agreement.
     (b) Except as provided in this Agreement, the Servicer will not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its duties to service the Contracts in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders, the Insurer and the Residual Interestholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Servicer.
     SECTION 6.5 Delegation of Duties. The Servicer may, at any time without notice or consent, delegate any or all of its duties under the Transaction Documents to any sub-contractor appointed with the written consent of the Controlling Party; provided, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties and the Servicer shall remain obligated and liable to the Insurer, the Issuer and the Indenture Trustee for its duties hereunder as if the Servicer alone were performing such duties.

     SECTION 6.6 Santander Consumer Not to Resign as Servicer. Subject to the provisions of Section 6.3, the Servicer shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of the Servicer shall be communicated to the Insurer and the Indenture Trustee within five (5) Business Days thereafter (and, if such communication is not in writing, shall be confirmed in writing within five (5) Business Days thereafter) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Insurer and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until a Successor Servicer shall have taken the actions required by Section 7.1(d) and shall have assumed the responsibilities and obligations of the predecessor Servicer and the Controlling Party has indicated in writing that the Successor Servicer is acceptable to it. The Indenture Trustee shall forward a copy of each notice so received to each Noteholder and the Rating Agencies.
     SECTION 6.7 The Backup Servicer.
     (a) Prior to assuming any of the Servicer’s rights and obligations hereunder the Backup Servicer shall only be responsible to perform those duties specifically imposed upon it by the provisions hereof, in the Insurance Agreement and in the Backup Servicing Agreement. Such duties generally relate to following the provisions herein which would permit the Backup Servicer to assume some or all of the Servicer’s rights and obligations hereunder with reasonable dispatch, following notice.
     The Backup Servicer, prior to assuming any of the Servicer’s duties hereunder, may not resign hereunder unless (i) it arranges for a successor Backup Servicer acceptable to the Servicer, the Seller and the Controlling Party, and, if an Insurer Event of Default has occurred and is continuing or the Termination Date has occurred, the Rating Agencies, with not less than 60 days’ notice delivered to the Controlling Party, the Rating Agencies, the Servicer and the Seller and (ii) such successor Backup Servicer has consented in writing to such appointment. Prior to its becoming Successor Servicer, the Backup Servicer shall have only those duties and obligations imposed by it under this Agreement and the other Transaction Document to which it became a party, and shall have no obligations or duties under any agreement to which it is not a party, including the various agreements named herein.
     (b) The Backup Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the repayment of such funds or adequate written indemnity against such risk or liability is not reasonably assured to it in writing prior to the expenditure or risk of such funds or incurrence of financial liability. Notwithstanding any provision to the contrary, the Backup Servicer, in its capacity as such, and not in its capacity as Successor Servicer, shall not be liable for any obligation of the Servicer contained in this Agreement, and the parties shall look only to the Servicer to perform such obligations.
     (c) The Servicer shall have no liability, direct or indirect, to any party, for the acts or omissions of the Backup Servicer, whenever such acts or omissions occur whenever such liability is imposed.
     (d) Notwithstanding anything to the contrary herein, so long as the Insurer is the Controlling Party, the Insurer shall have the right to remove the Backup Servicer for cause at any time prior to the Termination Date and replace the Backup Servicer. In the event that the Insurer exercises its right to remove and replace Wells Fargo Bank, National Association as Backup Servicer, Wells Fargo Bank, National Association shall have no further obligation to perform the duties of the Backup Servicer under this Agreement. Any removal and replacement of Wells Fargo Bank, National Association in its capacity as Backup Servicer shall not affect its duties or obligations as Indenture Trustee under the Transaction Documents.
     (e) The parties expressly acknowledge and consent to Wells Fargo Bank, National Association acting in the possible dual capacity of Backup Servicer or Successor Servicer and in the capacity as Indenture Trustee. Wells Fargo Bank, National Association may, in such dual capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Wells Fargo Bank, National Association of express duties set forth in this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of negligence (other than errors in judgment) and willful misconduct by Wells Fargo Bank, National Association.
     (f) The Backup Servicer may, with the prior consent of the Issuer, subservice any and all of its duties and responsibilities hereunder, including but not limited to its duties as Successor Servicer hereunder, should the Backup Servicer become the Successor Servicer; provided that no such subservicing shall relieve the Backup Servicer in any such capacity of its responsibility with respect to such duties and the Backup Servicer in each such capacity shall remain obligated and liable to the Insurer, the Issuer and the Indenture Trustee for its duties hereunder as if the Backup Servicer alone were performing such duties.
     (g) If Wells Fargo Bank, National Association or its successors or permitted assigns shall become the Successor Servicer, it shall have (i) no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date that the Successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the predecessor Servicer, (ii) no obligation to perform any repurchase or advancing obligations, if any, of the Servicer, (iii) no obligation to pay any taxes required to be paid by the Servicer, (iv) no obligation to pay any of the fees and expenses of any other party involved in this transaction and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer including the original Servicer. The indemnification obligations of the Backup Servicer, upon becoming a Successor Servicer are expressly limited to those instances of negligence or willful misconduct of the Backup Servicer in its role as Successor Servicer and as Backup Servicer prior to becoming Successor Servicer.
     (h) The Servicer shall promptly notify the Backup Servicer in writing of any material changes which the Servicer makes to its servicing systems and provide sufficient detail with respect thereto to the Backup Servicer as the Backup Servicer may require.
     (i) The Backup Servicer may consult with counsel, and the written advice or Opinion of Counsel with respect to legal matters relating to the Transaction Documents shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the written advice or opinion of such counsel, except any such action as may be attributable to the Backup Servicer’s willful misconduct, negligence or bad faith.
     SECTION 6.8 Servicer May Own Notes. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes so owned by or pledged to the Servicer or such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes.

ARTICLE VII
TERMINATION OF SERVICER
     SECTION 7.1 Termination of Servicer.
     (a) If a Servicer Termination Event shall have occurred and be continuing, the Indenture Trustee if so directed by the Controlling Party, by notice given to the Servicer, the Owner Trustee, the Issuer, the Swap Counterparty, the Administrator, the Noteholders, the Insurer and each Rating Agency, terminate the rights and obligations of the Servicer under this Agreement with respect to the Contracts. Upon the Servicer’s receipt of notice of termination pursuant to this Section 7.1(a) or the Servicer’s resignation in accordance with the terms of this Agreement, the predecessor servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date on which the Backup Servicer or another Successor Servicer is appointed and assumes the responsibilities of the Servicer pursuant to this Section 7.1 and, in the case of resignation, until the later of (i) the date 30 days from the delivery to the Backup Servicer, the Insurer and the Indenture Trustee of written notice of such resignation (or the date of written confirmation of such notice prior to the expiration of the 45 days) in accordance with the terms of this Agreement, (ii) the date upon which the predecessor servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel and (iii) the date on which the Backup Servicer or another Successor Servicer is appointed and assumes the responsibilities of the Servicer pursuant to this Section 7.1. In the event of the Servicer’s resignation or termination hereunder, and, prior to the Termination Date, if the Insurer so directs (so long as the Insurer is the Controlling Party), the Backup Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the Backup Servicer shall not be liable for any actions of any Servicer prior to such succession or for any breach by the Servicer of any of its representations and warranties contained in this Agreement or in any related document or agreement. Notwithstanding the above, if the Backup Servicer is legally unable to so act (as confirmed in an Opinion of Counsel for the Backup Servicer) or, prior to the Termination Date, the Insurer otherwise directs (so long as the Insurer is the Controlling Party), the Insurer may appoint a Successor Servicer, otherwise, the Indenture Trustee shall appoint (after soliciting bids from potential servicers), or petition a court of competent jurisdiction to appoint, a servicer as the Successor Servicer hereunder, in the assumption of all or any part of the responsibilities, duties or liabilities of the outgoing Servicer hereunder. In the event that Wells Fargo Bank, National Association, as Backup Servicer, is legally unable to act as Servicer under this Agreement and another entity is appointed as Successor Servicer under this Section, Wells Fargo Bank, National Association shall have no further obligation to perform the obligations of Servicer or Backup Servicer under this Agreement. In the event that the Backup Servicer is so prohibited by law from acting or, prior to the Termination Date, the Insurer otherwise directs (so long as the Insurer is the Controlling Party), the outgoing Servicer shall continue to act as Servicer hereunder until a Successor Servicer which, prior to the Termination Date, shall be acceptable to the Insurer (so long as the Insurer is the Controlling Party) is appointed and assumes the obligations as Successor Servicer. In the event the Backup Servicer assumes the responsibilities of the Servicer pursuant to this Section 7.1, the Backup Servicer will make reasonable efforts consistent with applicable law to become licensed, qualified and in good standing under the laws which require licensing or qualification, in order to perform its obligations as Servicer hereunder or, alternatively, shall retain an agent who is so licensed, qualified and in good standing.
     (b) Upon succeeding to the duties of the Servicer (in the case of the Backup Servicer) or upon appointment as Servicer (in the case of the Successor Servicer) pursuant to this Agreement, the Backup Servicer or the Successor Servicer, as applicable, shall be the successor in all respects to the predecessor servicer and shall be subject to all the responsibilities, duties, and liabilities arising thereafter relating thereto placed on the predecessor servicer, and shall be entitled to (to the extent arranged in accordance with the following paragraph) the Successor Servicing Fee and all of the rights granted to the predecessor servicer, by the terms and provisions of this Agreement; provided that neither the Backup Servicer nor the Successor Servicer shall be liable for the acts or omissions of any predecessor servicer.
     (c) In connection with such succession of duties (in the case of the Backup Servicer) or appointment (in the case of a Successor Servicer), the Indenture Trustee may make such arrangements for the compensation of such Successor Servicer (including Transition Expenses) out of payments on Contracts as it, the Insurer (prior to the Termination Date and so long as the Insurer is the Controlling Party) and such Successor Servicer shall agree; provided, however, that no such compensation (excluding Transition Expenses) shall be in excess of the Successor Servicing Fee. The Backup Servicer, the Indenture Trustee and any such Successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.
     (d) The predecessor servicer shall cooperate with the Successor Servicer and the Backup Servicer in effecting the termination of the responsibilities and rights of the predecessor servicer under this Agreement, including the transfer to the Backup Servicer or the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor servicer for deposit, or shall thereafter be received with respect to a Contract, and the related accounts and records maintained by the Servicer. All reasonable costs and expenses (including attorneys’ fees and disbursements) incurred in connection with transferring the Contracts to the Successor Servicer, converting the Servicer’s data to the Successor Servicer’s computer systems and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses (the “Transition Expenses”); provided, however, that such Transition Expenses shall not exceed $100,000. If such Transition Expenses are not paid to the Successor Servicer by the predecessor servicer, such Transition Expenses shall be paid under Section 4.4(a)(1). In addition, the Insurer shall have the option to pay the Transition Expenses. So long as the Insurer is the Controlling Party, if the Insurer elects to pay any such Transition Expenses, the amount paid by the Insurer shall constitute part of the Reimbursement Obligations due to the Insurer.
     SECTION 7.2 Notification to Noteholders and Residual Interestholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VII, the Indenture Trustee will give prompt written notice thereof to the Owner Trustee, the Issuer, the Insurer, the Administrator, each Rating Agency and to the Noteholders and the Residual Interestholders at their respective addresses of record.
     SECTION 7.3 Waiver of Past Defaults. So long as the Insurer is the Controlling Party, the Insurer, may, on behalf of all Noteholders and the Residual Interestholders, waive any Trigger Event or default by the Servicer or the Seller in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from a Trust Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent Trigger Event or other default or impair any right consequent thereon.
ARTICLE VIII
OPTIONAL PURCHASE
     SECTION 8.1 Optional Purchase of Trust Estate. (a) The Seller and the Servicer shall each have the right at its option (the “Optional Purchase”) to purchase the Trust Estate from the Issuer on any Payment Date if, either before or after giving effect to any payment of principal required to be made on such Payment Date, the aggregate Pool Balance is less than or equal to 15% of the Original Pool Balance and the aggregate Principal Balances of the Subsequent Contracts conveyed to the Issuer as of the related Funding Date. The purchase price for the Trust Estate shall equal the Redemption Price (the “Optional Purchase Price”), which amount shall be deposited by the Seller or the Servicer into the Collection Account on the Redemption Date. If the Seller or the Servicer exercises the Optional Purchase, the Notes shall be redeemed and in each case in whole but not in part on the related Payment Date for the Redemption Price.
     (b) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Indenture Trustee, the Insurer and the Rating Agencies as soon as practicable after the Servicer has received notice of the occurrence of an event of termination under Section 9.1 of the Trust Agreement.
ARTICLE IX
THE NOTE POLICY
     SECTION 9.1 Claims Under the Note Policy.
     (a) In the event that the Servicer’s Certificate with respect to any Determination Date states that there is a Deficiency Amount, or in the event that the Indenture Trustee has received a certified copy of a final, nonappealable order of an appropriate court or other body exercising jurisdiction of any Preference Amount, the Indenture Trustee shall furnish to the Insurer no later than noon, New York City time, on the first Business Day following the Indenture Trustee’s receipt of such Servicer’s Certificate or certified copy, as applicable, a complete notice substantially in the form of Exhibit A to the Note Policy (a “Notice”) specifying the amount of the Deficiency Amount; provided, that if such Notice is received after noon, New York City time, on such Business Day, it will be deemed to be received before noon, New York City time, on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Note Policy, such Notice will be deemed not to have been received for purposes of making such claim, and the Insurer will promptly so advise the Indenture Trustee in writing and the Indenture Trustee may submit an amended or corrected Notice. If such an amended or corrected Notice is in proper form and is otherwise sufficient for the purpose of making a claim under the Note Policy, it will be deemed to have been timely received on the Business Day of such resubmission; provided, that if such notice is received after noon, New York City time, it shall be deemed to be received before noon, New York City time, on the following Business Day.
     (b) The Indenture Trustee shall establish and maintain an Eligible Account for the benefit of the Noteholders for the exclusive use as an account into which to deposit any proceeds of the Note Insurance Policy (the “Insurance Account”). Upon receipt of an Insured Payment from the Insurer, the Indenture Trustee shall deposit such Insured Payment in the Insurance Account. All amounts on deposit in the Insurance Account shall remain uninvested. On each Payment Date, the Indenture Trustee shall return any money in the Insurance Account which does not constitute an Insured Payment (as defined in the Note Policy) to the Insurer. The Indenture Trustee shall distribute on each Payment Date, to the Noteholders, the Insured Payment for such Payment Date from the Insurance Account in accordance with the Note Policy.
     (c) The Indenture Trustee will (i) receive as attorney-in-fact of each Noteholder any Insured Payment from the Insurer and (ii) distribute such Insured Payment as set forth in Section 9.1(b). Any and all Insured Payments disbursed by the Indenture Trustee shall not be considered payment by the Issuer with respect to the Notes, and shall not discharge the obligations of the Issuer with respect thereto. The Insurer shall, upon any payment pursuant to the Note Policy, in furtherance and not in limitation of its equitable right of subrogation and its rights under the Insurance Agreement, to the extent it makes any payment with respect to the Notes, become subrogated to the rights of any Noteholder to receive any and all amounts due in respect of the Insured Obligations as to which such payment was made. The Insurer shall be a co-beneficiary of the Indenture Trustee’s lien under the Indenture. Subject to and conditioned upon any payment with respect to the Notes by or on behalf of the Insurer, the Indenture Trustee shall assign to the Insurer all rights to the payment of interest or principal with respect to the Notes which are then due for payment to the extent of all payments made by the Insurer, and the Insurer may exercise any option, vote, right, power or the like with respect to the Notes to the extent that it has made payment pursuant to the Note Policy. The foregoing subrogation will in all cases be subject to the rights of the Noteholders to receive all Insured Payments (as defined in the Note Policy) in respect of the Notes.
     (d) The Indenture Trustee will promptly notify the Insurer of any proceeding or the institution of any action (of which a Responsible Officer of the Indenture Trustee has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a “Note Preference Claim”) of any payment made to a Noteholder that has been deemed a preferential transfer and recoverable, or theretofore recovered, from such Noteholder pursuant to Title 11 of the United States Code in accordance with an order of an appropriate court or other body. Each Noteholder, by its purchase of Notes, and the Indenture Trustee hereby agree that so long as the Insurer is the Controlling Party, the Insurer may at any time during the continuation of any proceeding relating to a Note Preference Claim direct all matters relating to such Note Preference Claim, including (i) the direction of any appeal of any order relating to any Note Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 9.1(c), the Insurer will be subrogated to, and each Noteholder and the Indenture Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Indenture Trustee and each Noteholder in the conduct of any proceeding with respect to a Note Preference Claim, including all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Note Preference Claim.
     (e) In the event that the Indenture Trustee has received a certified copy of an order of the appropriate court that any Insured Payment paid on a Note has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Indenture Trustee shall so notify the Insurer, shall comply with the provisions of the Note Policy to obtain payment by the Insurer of such avoided payment, and shall, at the time it provides notice to the Insurer, notify Holders of the Notes by mail that, in the event that any Noteholder’s payment is so recoverable, such Noteholder shall be entitled to payment pursuant to the terms of the Note Policy. Pursuant to the terms of the Note Policy, the Insurer will make such payment on behalf of the Noteholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the “Final Order” (as defined in the Note Policy) and not to the Indenture Trustee or any Noteholder directly (unless such Noteholder has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the Insurer will make such payment to the Indenture Trustee for payment, in accordance with the instructions to be provided by the Insurer, to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer).
     SECTION 9.2 Surrender of Note Policy. The Indenture Trustee shall surrender the Note Policy to the Insurer for cancellation upon the expiration of the Note Policy in accordance with the terms of the Note Policy.
ARTICLE X
MISCELLANEOUS PROVISIONS
     SECTION 10.1 Amendment. This Agreement may be amended by the Seller, the Servicer, the Backup Servicer and the Indenture Trustee, without the consent of any of the Noteholders, the Swap

Counterparty or any of the Residual Interestholders, but with the prior written consent of the Insurer (so long as the Insurer is the Controlling Party), to (i) cure any ambiguity, to correct or supplement any provisions in this Agreement, or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement, or (ii) reflect the succession of a successor Servicer; provided, however, that in connection with any amendment pursuant to clause (i) above, the action referred to therein shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder; and provided, further, that in connection with any amendment pursuant to clause (ii) above, the Rating Agency Condition shall have been satisfied; provided, further, that such amendment shall not materially and adversely affect the rights or obligations of the Swap Counterparty under this Sale and Servicing Agreement unless (i) the Swap Counterparty shall have consented in writing to such amendment (and such consent shall be deemed to have been given if the Swap Counterparty does not object in writing within ten (10) Business Days after receipt of a written request for such consent) and (ii) the Rating Agency Condition is satisfied with respect to such amendment; provided further, however, if any party to this Agreement is unable to sign any amendment due to its dissolution, winding up or comparable circumstances, then the consent of the other parties hereto and the Insurer shall be sufficient to amend this Agreement without such party’s signature.
     This Agreement may also be amended from time to time by the Seller, the Servicer, the Backup Servicer and the Indenture Trustee with the written consent of the Insurer (so long as the Insurer is the Controlling Party) and the Holders of Notes voting as a single class (which consent of any Holder of a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note), evidencing not less than a majority of the then Outstanding Note Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Insurer; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that shall be required to be made on any Note or change the Interest Rate of any Class of Notes or the Note Principal Distributable Amount or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Notes then outstanding; provided further, however, if any party to this Agreement is unable to sign any amendment due to its dissolution, winding up or comparable circumstances, then the consent of the Noteholders representing not less than a majority of the Outstanding Note Balance and the consent of the Insurer (so long as the Insurer is the Controlling Party) shall be sufficient to amend this Agreement without such party’s signature.
     If an Insurer Event of Default has occurred and is continuing, no amendment to this Agreement shall materially and adversely affect the interests of the Insurer without the prior written consent of the Insurer.
     Prior to the execution of any such amendment or consent, the Servicer will provide and the Indenture Trustee shall distribute written notification of the substance of such amendment or consent to each Rating Agency then rating the Notes and the Insurer. Promptly after the execution of any such amendment or consent, the Indenture Trustee shall furnish written notification of the substance of such amendment or consent to each Noteholder. It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe. Prior to the execution of any amendment to this Agreement, the

Indenture Trustee and the Insurer shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.2(i)(1). The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s own rights, duties or immunities under this Agreement or otherwise.
     SECTION 10.2 Protection of Title to Trust.
     (a) The Seller shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Indenture Secured Parties in the Contracts and in the proceeds thereof and the sale of accounts and chattel paper. The Seller shall deliver (or cause to be delivered) to the Indenture Trustee and the Insurer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.
     (b) None of the Issuer, the Seller or the Servicer shall change its name, identity, State of incorporation or formation or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with Section 10.2(a) seriously misleading within the meaning of Section 9-506, Section 9-507 and Section 9-508 of the UCC, unless it shall have given the Indenture Trustee and the Insurer at least five days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.
     (c) The Seller, the Issuer and the Servicer shall give the Indenture Trustee and the Insurer at least 60 days’ prior written notice of any relocation of its principal executive office or change of its State of incorporation or formation if, as a result of any such change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Contracts, and its principal executive office, within the United States (other than the State of Louisiana).
     (d) The Servicer shall maintain accounts and records as to each Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in the Collection Account in respect of such Contract.
     (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Contracts to the Issuer, the Servicer’s master computer records (including any back-up archives) that refer to a Contract shall indicate clearly (including by means of tagging) the interest of the Issuer in such Contract and that such Contract is owned by the Issuer. Indication of the Trust’s ownership of a Contract shall be deleted from or modified on the Servicer’s computer systems when, and only when, the Contract shall have been paid in full or repurchased.
     (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly (including by means of tagging) that such Contract has been sold and is owned by the Issuer.

     (g) The Servicer shall permit the Indenture Trustee, the Insurer and their respective agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Contract.
     (h) Upon request, the Servicer shall furnish to the Indenture Trustee and the Insurer, within 20 Business Days, a list of all Contracts (by contract number and name of Obligor) then held as part of the Trust Estate , together with a reconciliation of such list to the Schedule of Contracts and to each of the Servicer’s Certificates furnished before such request indicating removal of Contracts from the Trust Estate.
     (i) The Seller shall deliver to the Indenture Trustee and the Insurer:
     (1) upon the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements (and releases of financing statements) and continuation statements have been executed that are necessary fully to preserve and protect the interest of the Indenture Trustee in the Contracts, and reciting the details of the expected filings thereof or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and
     (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Initial Cut-off Date, an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Indenture Trustee in the Contracts, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest; such Opinion of Counsel shall also describe the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to preserve and protect the interest of the Indenture Trustee in the Contracts, until January 30 in the following calendar year.
Each Opinion of Counsel referred to in clauses (i)(1) or (i)(2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.
     SECTION 10.3 Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, the Seller shall not sell, pledge, assign or transfer the Contracts or other property transferred to the Issuer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Seller shall defend the right, title and interest of the Issuer in, to and under such Contracts and other property transferred to the Issuer against all claims of third parties claiming through or under the Seller.
     SECTION 10.4 Transfers Intended as Sale; Security Interest.
     (a) Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales and transfers rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Contracts and related Transferred Assets shall not be part of the Seller’s estate in the event of a bankruptcy or insolvency of the Seller. The sales and transfers by the

Seller of Contracts and related Transferred Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Seller, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Seller are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectibility of the Contracts.
     (b) Notwithstanding the foregoing, in the event that the Contracts and other Transferred Assets are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Contracts and other Transferred Assets, then it is intended that:
     (i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction;
     (ii) The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Seller, and the Seller hereby grants, to the Issuer of a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Contracts and other Transferred Assets, to secure such indebtedness and the performance of the obligations of the Seller hereunder;
     (iii) The possession by the Issuer, or the Servicer as the Issuer’s agent, of the Contract Files and any other property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and
     (iv) Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.
     SECTION 10.5 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile, and addressed in each case as set forth on Schedule II or at such other address as shall be designated in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.
     SECTION 10.6 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY LAW ALL OTHER RULES THEREOF RELATING TO CONFLICTS OF LAW AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 10.7 Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.
     SECTION 10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.
     SECTION 10.9 Waivers. No failure or delay on the part of the Servicer, the Seller, the Insurer, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any party hereto under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent events or transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
     SECTION 10.10 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.
     SECTION 10.11 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement, the Securities or the rights of the holders thereof or of the Insurer.
     SECTION 10.12 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.
     SECTION 10.13 Acknowledgment and Agreement. By execution below, the Seller expressly acknowledges and consents to the pledge, assignment and grant of a security interest in the Contracts and the other Transferred Assets by the Issuer to the Indenture Trustee on behalf of the Indenture Secured Parties pursuant to the Indenture for the benefit of the Indenture Secured Parties. In addition, the Seller hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Issuer under this Agreement.
     SECTION 10.14 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     SECTION 10.15 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.
     SECTION 10.16 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 10.5 of this Agreement;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.
     SECTION 10.17 Limitation of Liability. Neither the Indenture Trustee nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except that the Indenture Trustee shall be liable for its negligence, bad faith or willful misconduct; nor shall the Indenture Trustee be responsible for the validity, effectiveness, value, sufficiency or enforceability against the Issuer of this Agreement or any of the Trust Estate (or any part thereof). Notwithstanding any term or provision of this Agreement, the Indenture Trustee shall incur no liability to the Issuer for any action taken or omitted by the Indenture Trustee in connection with the Trust Estate, except for the negligence, bad faith or willful misconduct on the part of the Indenture Trustee, and, further, shall incur no liability to the Issuer except for negligence, bad faith or willful misconduct in carrying out its duties to the Issuer. The Indenture Trustee shall be protected and shall incur no liability to any such party in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document reasonably believed by the Indenture Trustee to be genuine and to have been duly executed by the appropriate signatory, and (absent actual knowledge of a Responsible Officer of the Indenture Trustee to the contrary) the Indenture Trustee shall not be required to make any independent investigation with respect thereto. The Indenture Trustee shall at all times be free independently to establish to its reasonable satisfaction, but shall have no duty to independently verify, the existence or nonexistence of facts that are a condition to the exercise or enforcement of any right or remedy hereunder or under any of the other Transaction Documents. The Indenture Trustee may consult with independent counsel, and shall not be liable for any action taken or omitted to be taken by it hereunder in good faith and in accordance with the written advice of such counsel.
     SECTION 10.18 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Noteholders and the Residual Interestholders and their respective successors and permitted assigns and each of the Owner Trustee, the Swap Counterparty and the Insurer shall be express third party beneficiaries hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.
     SECTION 10.19 Limitation of Rights.
     (a) All of the rights of the Insurer in, to and under this Agreement (including, but not limited to, all of the Insurer’s rights as a third party beneficiary of this Agreement and all of the Insurer’s rights to receive notice of any action hereunder and to give or withhold consent to any action hereunder) shall terminate upon the termination of the Insurance Agreement in accordance with the terms thereof and the payment in full of all amounts owing to the Insurer.
     (b) All of the rights of the Swap Counterparty in, to and under this Agreement (including, but not limited to, all of the Swap Counterparty’s rights as a third party beneficiary of this Agreement and all of the Swap Counterparty’s rights to receive notice of any action hereunder and to give or withhold consent to any action hereunder) shall terminate upon the termination of the Interest Rate Swap Agreement in accordance with the terms thereof and the payment in full of all amounts owing to the Swap Counterparty.
     (c) No Noteholder shall have any right to vote (except as provided in this Agreement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything in this Agreement set forth, or contained in the terms of the Notes be construed so as to constitute the Noteholders from time to time as partners or members of an association; nor shall any Noteholder be under any liability to any third Person by reason of any action taken pursuant to any provision of this Agreement.
     No Noteholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless, prior to the Termination Date (so long as the Insurer is the Controlling Party), the Insurer has given its prior written consent and such Holder previously shall have given to the Indenture Trustee a written notice of default and of the continuance thereof, and unless also (i) the default arises from the Seller’s or the Servicer’s failure to remit payments when due hereunder or (ii) the Majority Noteholders shall have made written request upon the Indenture Trustee to institute such action, suit or proceeding in its own name as Indenture Trustee under this Agreement and such Holder shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Indenture Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and during such 30-day period no request or waiver inconsistent with such written request has been given to the Indenture Trustee pursuant to this Section or Section 7.3. No one or more Holders of Notes or Residual Interests shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Notes or the Residual Interests, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right, under this Agreement except in the manner provided in this Agreement and for the equal, ratable and common benefit of all Noteholders and all Residual Interestholders. For the protection and enforcement of the provisions of this Section, each Noteholder, each Residual Interestholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.
     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Securities, each representing less than the required amount of the Securities, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Agreement.
     SECTION 10.20 Information Requests. The parties hereto shall provide any information available and deliverable without undue expense as requested by the Servicer, the Issuer, the Seller or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.
     SECTION 10.21 Regulation AB. The Seller and the Servicer acknowledge and agree that the purpose of this Section 10.21 is to facilitate compliance by the Seller with the provisions of Regulation AB and related rules and regulations of the Commission. The Seller shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act. The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Seller in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Servicer shall cooperate fully with the Seller and the Issuer to deliver to the Seller and the Issuer (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Seller or the Issuer to permit the Seller to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer and the Contracts, or the servicing of the Contracts, reasonably believed by the Servicer to be necessary in order to effect such compliance.
     SECTION 10.22 Information to Be Provided by the Indenture Trustee.
     (a) For so long as the Issuer is required to report under the Exchange Act, the Indenture Trustee shall (i) on or before the fifth Business Day of each month, provide to the Seller, in writing, such information regarding the Indenture Trustee as is requested by the Seller for the purpose of compliance with Item 1117 of Regulation AB; provided, however, that the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to Seller, and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Seller, in writing, such updated information.
     (b) As soon as available but no later than March 15 of each calendar year for so long as the Issuer is required to report under the Exchange Act, commencing in 2008, the Indenture Trustee shall:
     (i) deliver to the Seller a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit F or such criteria as mutually agreed upon by the Seller and the Indenture Trustee;
     (ii) deliver to the Seller a report of a registered public accounting firm reasonably acceptable to the Seller that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;
     (iii) to the extent the Seller is relying on the Indenture Trustee for information provided by the Indenture Trustee, deliver to the Seller and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act) on behalf of the Issuer or the Seller a certification substantially in the form attached hereto as Exhibit G or such form as mutually agreed upon by the Seller and the Indenture Trustee; and
     (iv) Wells Fargo Bank, National Association acknowledges, in its capacity as Backup Servicer and Indenture Trustee under this Agreement and in its capacity as Indenture Trustee under the Transaction Documents, that to the extent it is deemed to be participating in the servicing function pursuant to Item 1122 of Regulation AB, it will take any action reasonably requested by the Servicer to ensure compliance with the requirements of Sections 10.22(b)(i) and 10.22(b)(ii) hereof and with Item 1122 of Regulation AB.
The Indenture Trustee acknowledges that the parties identified in clause (b)(iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.
     SECTION 10.23 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.3 and Section 6.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Indenture Trustee and the Insurer (so long as the Insurer is the Controlling Party).
     SECTION 10.24 Further Assurances. The Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Indenture Trustee or the Insurer more fully to effect the purposes of this Agreement and the other Transaction Documents, including, without limitation, the execution of any financing statements or continuation statements relating to the Contracts for filing under the provisions of the UCC of any applicable jurisdiction.
[SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, the parties have caused this Sale and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

Santander Drive Auto Receivables LLC, as Seller

By:	/s/ Jim W. Moore

Name:	Jim W. Moore
Title:	Vice President

Sale and Servicing Agreement (2007-1)

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-1, as Issuer

By:	U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee

By:	/s/ Sterling C. Correia

Name:	Sterling C. Correia
Title:	Vice President

Sale and Servicing Agreement (2007-1)

SANTANDER CONSUMER USA INC., as Servicer

By:	/s/ Jim W. Moore

Name:	Jim W. Moore
Title:	Vice President

Sale and Servicing Agreement (2007-1)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Backup Servicer

By:	/s/ Marianna C. Stershic

Name:	Marianna C. Stershic
Title:	Vice President

Sale and Servicing Agreement (2007-1)

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Marianna C. Stershic

Name:	Marianna C. Stershic
Title:	Vice President

Sale and Servicing Agreement (2007-1)

SCHEDULE I
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE CONTRACTS
     (a) Characteristics of Contracts.
     (i) Each Contract has been originated in the United States by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer’s business, has been fully and properly executed by the parties thereto, has been validly assigned by such Dealer to the Originator, and validly assigned to the Seller by Santander Consumer pursuant to the Contribution Agreement in accordance with its terms;
     (ii) each Contract creates a valid, subsisting, and enforceable first priority security interest for the benefit of the Originator in the Financed Vehicle, which security interest has been, in turn, assigned by Santander Consumer to the Seller and assigned by the Seller to the Issuer;
     (iii) each Contract contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;
     (iv) each Contract provides for level monthly payments (provided that the payment in the first or last month in the life of the Contract may be minimally different from the level payment) that fully amortize the Amount Financed by maturity and yield interest at the APR over an original term of no less than 24 months and no greater than 72 months; provided, however, that no more than 2.00% of the Contracts (based upon the Principal Balance of the Contracts) shall have an original term to maturity between 24 and 35 months;
     (v) each Contract provides for, in the event that such Contract is prepaid in full, a prepayment that fully pays the Principal Balance;
     (vi) each Contract is a Simple Interest Contract;
     (vii) no Obligor has defaulted and no Obligor will default, in each case, on any portion of the first Contract Scheduled Payment due on the related Contract; and
     (viii) none of the Contracts was originated or entered into in the State of New York.
     (b) Schedule of Contracts. The information with respect to a Contract transferred on the Closing Date or Funding Date, as applicable, as set forth in the Schedule of Contracts for such date is true and correct in all material respects as of the close of business on the Initial Cut-Off Date and on each Subsequent Cut-Off Date, and no selection procedures adverse to the Noteholders or the Insurer have been utilized in selecting the Contracts.
     (c) Compliance with Law. Each Contract and the sale of the related Financed Vehicle complied at the time it was originated or made and complies at the execution of this Agreement, in all material respects with all requirements of applicable federal, state, and local laws and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

     (d) Binding Obligation. Each Contract represents the genuine, legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors rights generally and to general principles of equity and no Obligor has any right of action against the Seller, the Servicer or the Issuer or any right to any offset, counterclaim or rescission.
     (e) No Government or Corporate Obligor. None of the Contracts is due from the United States or any State or from any agency, department, or instrumentality of the United States or any State. None of the Contracts is due from any Person that is not a natural person.
     (f) Obligor Bankruptcy. To the knowledge of the Seller, at the applicable Cut-Off Date, no Obligor was the subject of a bankruptcy proceeding since origination.
     (g) Security Interest in Financed Vehicle. Immediately prior to the sale, assignment and transfer thereof pursuant to Section 2.1 hereof, each Contract was secured by a validly perfected first priority security interest in the Financed Vehicle for the benefit of the Originator as secured party or all necessary and appropriate actions had been commenced (including the filing of the related applications for Certificates of Title with the related department of motor vehicles) that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of the Indenture Trustee for the benefit of the Originator as secured party. Immediately after the sale, assignment and transfer thereof to the Issuer, although the related Certificates of Title will not indicate the Issuer or Owner Trustee as secured party, each Contract will be secured by an enforceable and perfected security interest in the Financed Vehicle in favor of the Indenture Trustee as secured party for the benefit of the Indenture Secured Parties which security interest is prior to all other Liens in such Financed Vehicle. Either Santander Consumer USA Inc. or its predecessor is noted as lienholder on each certificate of title
     (h) Contracts in Force. No Contract has been satisfied, subordinated, or rescinded, nor has any Financed Vehicle been released from the Lien granted by the related Contract in whole or in part.
     (i) No Waiver. No provision of a Contract has been waived.
     (j) No Liens. To the best of the Seller’s knowledge, no liens or claims have been filed for work, labor, materials, taxes or liens that arise out of operation of law relating to a Financed Vehicle that are prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Contract.
     (k) No Default. Except for delinquencies continuing for a period of not more than 30 days as of the applicable Cut-Off Date, no default, breach, violation or event permitting acceleration under the terms of any Contract has occurred and there was no material misrepresentation by any Obligor on such Obligor’s credit application; and no continuing condition existed that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Contract has arisen.
     (l) Insurance. The Seller, in accordance with its customary procedures, has determined that the Obligor has obtained physical damage insurance covering the Financed Vehicle or has applied for such insurance: (i) in an amount at least equal to the lesser of (A) the actual cash value of the related Financed Vehicle or (B) the unpaid Principal Balance of such Contract; (ii) naming the Originator as loss payee; and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision damage.

     (m) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Contracts from the Seller to the Issuer and that the interest in and title to the Contracts not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Contract has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Issuer and the Indenture Trustee. Immediately prior to the transfer and assignment of each Contract herein contemplated, the Seller had good and marketable title to such Contract free and clear of all Liens and rights of others and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to such Contract, free and clear of all Liens and rights of others other than the pledge to the Indenture Trustee; and each such transfer and pledge has been perfected under the UCC.
     (n) Lawful Assignment. No Contract has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Contract under this Agreement or pursuant to transfers of the Contracts shall be unlawful, void or voidable.
     (o) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Issuer and the Indenture Trustee a first priority perfected ownership interest in the Contracts have been made.
     (p) Chattel Paper. Each Contract (A) constitutes “tangible chattel paper” or a “payment intangible,” each as defined in the UCC and (B) if such Contract is “tangible chattel paper,” shall be maintained in its original “tangible” form, unless the Insurer has consented in writing to such chattel paper being maintained in another form or medium.
     (q) Maturity of Contracts. Each Contract in the Trust Estate has a remaining term to maturity of not less than 1 month as of the applicable Cut-Off Date.
     (r) One Original. There is only one original executed copy of each Contract and such original has been delivered to the Indenture Trustee.
     (s) U.S. Resident. Each Contract is payable in U.S. Dollars and to the best of the Seller’s knowledge, the Obligor thereon is an individual who is a U.S. resident.
     (t) Final Contract Scheduled Payment. Each Contract has a final Scheduled Contract Payment at least six months prior to the Final Scheduled Payment Date of the Class A-4 Notes.
     (u) Payments Due. The weighted average of the number of Contract Scheduled Payments that have been due under the Contracts since origination is at least 1.
     (v) Original Principal Balance. Each Contract has a Principal Balance of at least $1,000 and not greater than $75,000 as of the applicable Cut-Off Date.
     (w) No Advances. No advances were made on behalf of the Obligor to satisfy any of the representations and warranties set forth herein with respect to the related Contract.
     (x) Repossession. No Financed Vehicle was repossessed on or prior to the applicable Cut-Off Date.
     (y) Credit and Collection Policy. Each Contract satisfies in all material respects the requirements under the Credit and Collection Policy that was in effect at the time as of the Closing Date or the Funding Date. Each Contract originated by a Dealer was underwritten by the Originator pursuant to agreed upon and well-articulated underwriting and documentation standards. The collection practices used with respect to each Contract have been in all respects legal, proper, prudent and customary in the motor vehicle financing and servicing business. The Originator and the Servicer will not amend or modify the Credit and Collection Policy in any material respect without the prior written consent of the Controlling Party, such consent not to be unreasonably withheld. The Originator and the Servicer will notify the Insurer of all amendments of the Credit and Collection Policy and send copies of such amendments to the Insurer.
     (z) No Proceedings. There are no proceedings pending, or to the best of the Seller’s knowledge, threatened, wherein the Obligor or any governmental agency has alleged that any Contract is illegal or unenforceable.
     (aa) Origination. The Seller has duly fulfilled all obligations to be fulfilled on the lender’s part under or in connection with the origination, acquisition and assignment of the Contracts and the related Trust Estate, including, without limitation, giving any notices or consents necessary to effect the acquisition of the Contracts and the related Trust Estate by the Issuer, and has done nothing to impair the rights of the Issuer, the Insurer or the Noteholders in payments with respect thereto.
     (bb) Tax Liens. The sale, transfer, assignment and conveyance of the Contracts and the related Trust Estate by the Seller hereunder is not subject to and will not result in any Transfer Taxes other than Transfer Taxes which have or will be paid by the Seller as due. In the event that the Issuer or the Indenture Trustee receives actual notice of any Transfer Taxes arising out of the transfer, assignment and conveyance of the Contracts and the related Trust Estate, on written demand by the Issuer or the Indenture Trustee, or upon the Seller’s otherwise being given notice thereof by the Issuer or the Indenture Trustee, the Seller shall pay, and otherwise indemnify and hold the Issuer, the Insurer and the Indenture Trustee harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Noteholders, the Indenture Trustee, the Insurer and the Issuer shall have no obligation to pay such Transfer Taxes).
     (cc) Dealers. Each Dealer that originated a Contract for sale to the Originator has been selected by the Originator based on the Originator’s underwriting criteria, its financial and operating history and record of compliance with requirements of applicable federal and state law. Each Dealer from whom the Originator purchases Contracts directly has entered into an agreement with the Originator providing for the sale of motor vehicle loans from time to time by such Dealer to the Originator and is authorized to originate Contracts for sale to the Originator under the Originator’s underwriting guidelines. To the best of the Seller’s knowledge, no Dealer has engaged in any conduct constituting fraud or misrepresentation with respect to the Contracts or the related Trust Estate.
     (dd) Adverse Selection. The Seller used no selection procedures that identified the Contracts as being less desirable or valuable than other comparable motor vehicle loans originated or acquired by the Seller.
     (ee) Computer Tape. The computer tape made available to the Insurer by the Seller on the Closing Date or the Funding Date, as applicable, was complete and accurate as of the applicable Cut-Off Date and includes a description of the same Contracts that are described on the related Schedule of Contracts.
     (ff) Delinquent Taxes. With respect to each Initial Contract, as of the Closing Date, there is no lien against any related Financed Vehicle for delinquent taxes. With respect to each Subsequent Contract, as of the related Funding Date, there is no lien against any related Financed Vehicle for delinquent taxes.

     (gg) Proceeds. At the time of origination of each Contract, the proceeds of such Contract were fully disbursed. There is no requirement for future advances thereunder, and all fees and expenses in connection with the origination of such Contract have been paid.
     (hh) Obligor History. No Contract is due from an Obligor who has defaulted under a previous contract with the Seller or the Originator.
     (ii) Dealer Agreements. The Dealer that sold each Contract to the Originator has entered into a Dealer Agreement and such Dealer Agreement constitutes the entire agreement between the Originator and the related Dealer with respect to the sale of such Contract to the Originator. Each such Dealer Agreement is in full force and effect and is the legal, valid and binding obligation of such Dealer, there have been no material defaults by such Dealer or by the Originator under such Dealer Agreement; the Originator has fully performed all of its obligations under such Dealer Agreement; the Originator has not made any statements or representations to such Dealer (whether written or oral) inconsistent with any term of such Dealer Agreement; the purchase price (as specified in the applicable Dealer Agreement, if any) for such Contract has been paid in full by the Originator; there is no other payment due to such Dealer from the Originator for the purchase of such Contract; such Dealer has no right, title or interest in or to any Contract; there is no prior course of dealing between such Dealer and the Originator which will affect the terms of such Dealer Agreement; any payment owed to such Dealer by the Originator is a corporate obligation of the Originator in the nature of a bonus for amounts collected by the Originator in excess of the purchase price for a Contract.
     (jj) Risk of Loss. Each Contract contains provisions requiring the Obligor to assume all risk of loss or malfunction of the related Financed Vehicle and to maintain liability insurance with respect thereto, requiring the Obligor to pay all sales, use, property, excise and other similar taxes imposed on or with respect to the related Financed Vehicle and making the Obligor liable for all payments required to be made thereunder, without any setoff, counterclaim or defense for any reason whatsoever, subject only to the Obligor’s right of quiet enjoyment.
     (kk) No Substitution. No Contract provides for the substitution, exchange or addition of any Financed Vehicle subject to such Contract.
     (ll) Assignment. The rights with respect to each Contract are assignable by the Seller without the consent of any Person other than consents which will have been obtained on or before the transfer to the Issuer.
     (mm) Consumer. To the best of the Seller’s knowledge, no Obligor is a Person involved in the business of leasing or selling equipment of a type similar to the Financed Vehicles.
     (nn) No Defects. Each Financed Vehicle was properly delivered to the Obligor in good repair, without defects and in satisfactory order. Each Financed Vehicle was accepted by the Obligor after reasonable opportunity to inspect and test such Financed Vehicle and no Obligor has informed the Seller of any defect therein.
     (oo) Certificate of Title. The Servicer, in its capacity as agent of the Issuer and the Indenture Trustee, holds the Certificate of Title or the application for a Certificate of Title for each of the Financed Vehicles as of the date on which the related Contract is transferred to the Issuer and will obtain within 180 days of such date Certificates of Title with respect to each Financed Vehicle as to which the Servicer holds only such application.

     (pp) No Extensions; Modifications. No Contract has been extended, rewritten or is subject to any forbearance, or any other such modified payment plan other than in accordance with the Originator’s Credit and Collection Policy (of which Indenture Trustee retains a copy and which is available from such Indenture Trustee upon request) as in effect on the Closing Date or the Funding Date, as applicable.
Notwithstanding anything in this Section to the contrary, the Seller makes no representation or warranty whether any Contract is or could become subject to the Servicemembers Civil Relief Act.

SCHEDULE II
NOTICE ADDRESSES
If to the Issuer:
Santander Drive Auto Receivables Trust 2007-1
c/o U.S. Bank Trust National Association
300 Delaware Avenue, 9th Floor
Wilmington, DE 19801
Facsimile: (302) 576-3717
If to Santander Consumer, the Servicer and the Administrator:
Attention: Santander Consumer USA Inc.
8585 North Stemmons Freeway
Suite 1100-N
Dallas, Texas 75247
Facsimile: (214) 237-3570
If to the Seller:
Attention: Santander Drive Auto Receivables LLC
8585 North Stemmons Freeway
Suite 1100-N
Dallas, Texas 75247
Facsimile: (214) 237-3570
If to the Backup Servicer:
Wells Fargo Bank, National Association
MAC #9311-161
Sixth and Marquette Avenue
Minneapolis, Minnesota 55479
Facsimile: (612) 667-3464
If to the Indenture Trustee:
Wells Fargo Bank, National Association
MAC #9311-161
Sixth and Marquette Avenue
Minneapolis, Minnesota 55479
Facsimile: (612) 667-3464
If to the Owner Trustee:
U.S. Bank Trust National Association
300 Delaware Avenue, 9th Floor
Wilmington, DE 19801
Facsimile: (302) 576-3717
If to Moody’s:
Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10007
Facsimile: (212) 298-7139

II-1

If to S&P:
Standard & Poor’s Ratings Services
25 Broadway
New York, New York 10004
Facsimile: (212) 438-2664
If to the Insurer:
Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
Attention: Structured Finance Surveillance – Santander Drive 2007-1
Facsimile: (212) 312-3220
Confirmation: (800) 352-0001
E-mail: SFsurveillance@fgic.com
If to the Initial Swap Counterparty:
Banco Santander Central Hispano, S.A., Madrid
Ciudad Grupo Santander Edificio Marisma, Planta Baja
28660 Boadilla del Monte, Madrid, Spain
Attention: Swaps Administration
Facsimile: 011 (3491) 2571228
Telex: 42362 / 45928 BADER E
Swift: BSCHESMM
Tel.: 011 (3491) 2893116

II-2

SCHEDULE III
CUSTODIAL FEES

III-1

EXHIBIT A
NOTICE OF FUNDING DATE
     In accordance with the Indenture dated as of April 4, 2007 (as amended or supplemented from time to time, the “Indenture”) by and between Santander Drive Auto Receivables Trust 2007-1 (the “Issuer”), and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), the undersigned hereby gives notice of the Funding Date to occur on or before [                     ], 2007 for each of the Contracts listed on the Schedule of Contracts to be delivered to you on or prior to such Funding Date. Unless otherwise defined herein, capitalized terms have the meanings set forth in Appendix A to the Sale and Servicing Agreement dated as of April 4, 2007 by and among the Issuer, the Indenture Trustee, Santander Consumer USA Inc., Wells Fargo Bank, National Association, as backup servicer, and Santander Drive Auto Receivables LLC, as Seller (the “Seller”).
     Such Subsequent Contracts represent the following amounts:

Aggregate Principal Balance of Subsequent Contracts as of the Subsequent Cut-Off Date:	$
Amount to be wired to or at the direction of the Seller in payment for such Subsequent Contracts:	$
Subsequent Cut-Off Date:                     , 2007
     The undersigned hereby certifies that, in connection with the Funding Date specified above, the undersigned has complied with all terms and provisions specified in Section 2.1 and Section 2.5 of the Sale and Servicing Agreement, including, but not limited to, delivery of the Officer’s Certificate, as specified therein.

Date: , 2007

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-1

By:	SANTANDER CONSUMER USA INC., as Administrator

By:

A-1

EXHIBIT B
JOINT OFFICER’S CERTIFICATE
re: Funding Date
SANTANDER CONSUMER USA INC.
SANTANDER DRIVE AUTO RECEIVABLES LLC
SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-1
     This Officer’s Certificate is being delivered in accordance with Section 2.5 of that certain Sale and Servicing Agreement dated as of April 4, 2007 (as amended, modified or supplemented from time to time, the “Sale and Servicing Agreement”) by and among Santander Drive Auto Receivables Trust 2007-1 (the “Issuer”), Santander Drive Auto Receivables LLC (the “Seller”), Santander Consumer USA Inc. (the “Servicer”), Wells Fargo Bank, National Association, as backup servicer (the “Backup Servicer”) and as indenture trustee (the “Indenture Trustee”). Terms not otherwise defined herein shall have the meanings ascribed thereto in the Appendix A to the Sale and Servicing Agreement. Reference is hereby made to the Funding Date to occur on                     , 2007 (the “Subject Funding Date”).
     By his or her signature below, each of the undersigned officers on behalf of the Servicer, the Seller, and the Issuer, as the case may be, certify to the Indenture Trustee and the Insurer that:
     (a) the representations and warranties of the Seller contained in Section 2.2 of the Sale and Servicing Agreement and of the Originator contained in Section 3.2 of the Contribution Agreement with respect to the Subsequent Contracts to be acquired on the Subject Funding Date (which are listed on the attached Schedule of Contracts) are true and correct as of the applicable date set forth on Schedule I to the Sale and Servicing Agreement and the Contribution Agreement, as applicable;
     (b) the representations of the Seller contained in Section 5.1 of the Sale and Servicing Agreement are true and correct as of the date hereof;
     (c) the representations of the Servicer set forth in Section 6.1 of the Sale and Servicing Agreement are true and correct as of the date hereof;
     (d) the representations of the Originator set forth in Section 3.1 of the Contribution Agreement are true and correct of the date hereof;
     (e) the requirements stated in Section 2.1 and Section 2.5 of the Sale and Servicing Agreement and Section 2.5 of the Contribution Agreement regarding the Subsequent Contracts to be acquired on the Subject Funding Date have been met.

Date: , 2007

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-1

By:	SANTANDER CONSUMER USA INC., as Administrator

By:

Name:
Title:

SANTANDER CONSUMER USA INC.

By:

Name:
Title:

SANTANDER DRIVE AUTO RECEIVABLES LLC

By:

Name:
Title:

SCHEDULE OF CONTRACTS

EXHIBIT C
ASSIGNMENT PURSUANT TO SALE AND SERVICING AGREEMENT
[Date]
     For value received, in accordance with the Sale and Servicing Agreement (the “Agreement”), dated as of April 4, 2007, by and among Santander Drive Auto Receivables Trust 2007-1, a Delaware statutory trust (the “Issuer”), Santander Drive Auto Receivables LLC, a Delaware limited liability company (the “Seller”), Santander Consumer USA Inc., an Illinois corporation (“Santander Consumer”), Wells Fargo Bank, National Association, as backup servicer (the “Backup Servicer”) and as indenture trustee (the “Indenture Trustee”), on the terms and subject to the conditions set forth in the Agreement, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Issuer without recourse (subject to the obligations in the Agreement) on the date hereof, all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the Contracts set forth on the schedule of Contracts delivered by the Seller to the Issuer on the date hereof (such schedule, together with any other schedule of Contracts delivered by Seller to the Issuer pursuant to the Agreement, the “Schedule of Contracts”), and the collections after the related Cut-Off Date and (i) all right, title, and interest of the Seller in and to the Contracts and all monies due thereunder after the applicable Cut-Off Date; (ii) the interest of the Seller in the security interests in the Financed Vehicles granted by Obligors pursuant to the Contracts and any accessions thereto; (iii) the interest of the Seller in any proceeds from claims on any physical damage, credit life or disability, or other insurance policies maintained by the Obligors thereon covering the Financed Vehicles or the Obligors relating to the Contracts and any proceeds from the liquidation of Contracts or the related Financed Vehicles; (iv) the interest of the Seller in any Dealer Recourse relating to the Contracts; (v) the interest of the Seller in certain rebates of premiums and other amounts relating to insurance policies and other items financed under the Contracts in effect after the applicable Cut-Off Date; (vi) all rights of the Seller, if any, in the Trust Accounts and all funds on deposit from time to time therein; (vii) the related Contract Files; and (viii) the proceeds of any and all of the foregoing relating thereto, together with all of Seller’s rights, title and interest (but not the obligations) under the Contribution Agreement and all proceeds of the foregoing, which sale shall be effective as of such Cut-Off Date.
     The foregoing sale does not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller or the Originator to the Obligors, the Dealers, insurers or any other Person in connection with the Contracts or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.
     This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.
     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.
     IN WITNESS HEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written.

SANTANDER DRIVE AUTO RECEIVABLES LLC

By:

Name:
Title:

C-1

EXHIBIT D
FORM OF SERVICER’S CERTIFICATE

D-1

EXHIBIT E
FORM OF INDENTURE TRUSTEE’S ACKNOWLEDGEMENT
     Wells Fargo Bank, National Association, in its capacity as Indenture Trustee (the “Indenture Trustee”), under the Sale and Servicing Agreement, dated as of April 4, 2007, by and among Santander Drive Auto Receivables Trust 2007-1, a Delaware statutory trust (the “Issuer”), Santander Drive Auto Receivables LLC, a Delaware limited liability company (the “Seller”), Santander Consumer USA Inc., an Illinois corporation (“Santander Consumer”), the Indenture Trustee, Wells Fargo Bank, National Association, as backup servicer (the “Backup Servicer”) pursuant to which the Indenture Trustee, in its capacity as custodian, holds on behalf of the Noteholders and the Insurer certain “Contract Files,” as described in the Sale and Servicing Agreement, hereby acknowledges receipt of the Contract File for each Contract listed on the Schedule of Contracts delivered by the Seller [on the Closing Date] [on the [___] Funding Date] except as noted in the Exception list attached as Schedule I hereto.
     Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement.
     IN WITNESS WHEREOF, Wells Fargo Bank, National Association has caused this acknowledgment to be executed by its duly authorized officer as of this ___day of ___, 20___.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:

Name:
Title:

E-1

EXHIBIT F
SERVICING CRITERIA TO BE ADDRESSED IN
INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE
     The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Applicable
	Servicing Criteria	Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.	✓[1]

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	✓

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of § 240.13k-1(b)(1) of the Securities Exchange Act.

[1]	Solely with regard to deposits made by the Indenture Trustee.

Applicable
	Servicing Criteria	Servicing Criteria
Reference	Criteria
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	✓[2]

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	✓

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	✓

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of

[2]	Solely with regard to timeframes and that distributions were made in accordance with the instructions of the Servicer.
Exhibit F to the
Sale and Servicing Agreement

Applicable
	Servicing Criteria	Servicing Criteria
Reference	Criteria
days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
Exhibit F to the
Sale and Servicing Agreement

EXHIBIT G
SARBANES CERTIFICATION
Re: SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-1
     Wells Fargo Bank, National Association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), certifies to Santander Drive Auto Receivables LLC (the “Seller”), and its officers, with the knowledge and intent that they will rely upon this certification, that:
     (1) It has reviewed the report on assessment of the Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1 122(b) of Regulation AB (the “Attestation Report”) that were delivered by the Indenture Trustee to the Seller pursuant to the Sale and Servicing Agreement (the “Agreement”), dated as of April 4, 2007, by and between Santander Consumer USA Inc., the Seller, the Indenture Trustee and Santander Drive Auto Receivables Trust 2007-1 (collectively, the “Indenture Trustee Information”);
     (2) To the best of its knowledge, the Indenture Trustee Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Indenture Trustee Information; and
     (3) To the best of its knowledge, all of the Indenture Trustee Information required to be provided by the Indenture Trustee under the Agreement has been provided to the Seller.

Wells Fargo Bank, National Association, not in its individual capacity but solely As Indenture Trustee

Date:

By:
Name:
Title:

G-1

EXHIBIT H
FORM OF CHARGE-OFF POLICY

H-1

APPENDIX A
DEFINITIONS
     The following terms have the meanings set forth, or referred to, below:
     “Accrued Note Interest” shall mean, with respect to any Payment Date, the sum of the Noteholders’ Monthly Accrued Interest for such Payment Date and the Interest Carryover Shortfall for such Payment Date.
     “Act” has the meaning set forth in Section 11.3(a) of the Indenture.
     “Administration Agreement” means the Administration Agreement, dated as of the Closing Date, among the Administrator, the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.
     “Administrator” means Santander Consumer, or any successor Administrator under the Administration Agreement.
     “Administrator Termination Event” has the meaning set forth in Section 8(c) of the Administration Agreement.
     “Affiliate” means, for any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such specified Person and “affiliated” has a meaning correlative to the foregoing. For purposes of this definition, “control” means the power, directly or indirectly, to cause the direction of the management and policies of a Person whether through the ownership of voting securities by contract or otherwise.
     “Amount Financed” means, with respect to a Contract, the amount advanced under the Contract toward the purchase price of the related Financed Vehicle and any related costs, including the cost of any insurance and warranties.
     “Applicable Tax State” shall mean, as of any date, each State as to which any of the following is then applicable: (a) a State in which the Owner Trustee maintains its Corporate Trust Office, (b) a State in which the Owner Trustee maintains its principal executive offices, and (c) the States of Virginia and Texas.
     “APR” of a Contract means the annual rate of finance charges stated in the Contract.
     “Assignment” means an assignment from the Seller to the Issuer in the form of Exhibit C to this Agreement of the Contracts and all Related Security to be transferred on the Closing Date or a Funding Date, as applicable.
     “Authenticating Agent” means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes.
     “Authorized Newspaper” means a newspaper of general circulation in the City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

     “Authorized Officer” means (a) with respect to the Issuer, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee and the Insurer on the Closing Date or (ii) so long as the Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Owner Trustee, the Insurer and the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (b) with respect to the Owner Trustee, the Indenture Trustee and the Servicer, any officer of the Owner Trustee, the Indenture Trustee or the Servicer, as applicable, who is authorized to act for the Owner Trustee, the Indenture Trustee or the Servicer, as applicable, in matters relating to the Owner Trustee, the Indenture Trustee or the Servicer and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee, the Indenture Trustee and the Servicer to the Indenture Trustee and the Insurer on the Closing Date (as such list may be modified or supplemented from time to time thereafter).
     “Available Funds” means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts: (i) Contract Scheduled Payments (including Modified Contract Scheduled Payments) received by the Servicer; partial and full prepayments received by the Servicer; and Recoveries (including Liquidation Proceeds); (ii) the Reserve Amount; (iii) amounts on deposit in the Collection Account (including amounts released from the Capitalized Interest Account in accordance with the Sale and Servicing Agreement and amounts deposited by the Seller or the Servicer in connection with an Optional Purchase); (iv) investment earnings on funds held in the Reserve Account, Pre-Funding Account, Capitalized Interest Account and the Collection Account, (v) Repurchase Amounts paid by the Servicer or the Seller; (vi) the Net Swap Receipts (excluding Swap Termination Payments received from the Swap Counterparty and deposited into the Swap Termination Payment Account); (vii) amounts on deposit in the Swap Termination Payment Account that exceed the cost of entering into a Replacement Interest Rate Swap Agreement or any amounts on deposit in the Swap Termination Payment Account if the Issuer determines with the consent of the Insurer (so long as the Insurer is the Controlling Party) not to replace the Initial Interest Rate Swap Agreement; (viii) the amount by which any amounts received from a Replacement Swap Counterparty in consideration for entering into a Replacement Swap Agreement exceeds the payments due to the Swap Counterparty due to the termination of the Interest Rate Swap Agreement following an event of default or termination event under the interest rate swap agreement; and (ix) proceeds from any insurance policies related to the Contracts or Financed Vehicles.
     “Backup Servicer” means Wells Fargo Bank, National Association, in its capacity as backup servicer.
     “Backup Servicing Agreement” means the Backup Servicing Agreement, dated as of the Closing Date, among the Backup Servicer, the Servicer, the Insurer, the Issuer, the Seller and the Indenture Trustee.
     “Backup Servicing Fee” means $1,500 for each electronic submission by Santander Consumer in accordance with Section 6(c) of the Backup Servicing Agreement; provided, however, that if the Backup Servicer becomes the Successor Servicer, such fee shall no longer be paid.
     “Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended.
     “Bankruptcy Event” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days or (ii) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
     “Bankruptcy Remote Party” means each of the Seller and the Issuer.
     “Benefit Plan” means (i) any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to ERISA, (ii) a “plan” described by Section 4975(e)(1) of the Code or (iii) any entity deemed to hold the assets of any of the foregoing by reason of an employee benefit plan’s or other plan’s investment in such entity.
     “Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.
     “Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions or trust companies located in the States of California, Delaware, Minnesota, Texas or New York are authorized or obligated by law, executive order, or governmental decree to be closed.
     “Capitalized Interest Account” means the account designated as such, established and maintained pursuant to Section 4.1 of the Sale and Servicing Agreement.
     “Capitalized Interest Account Deposit” means $7,228,065.66.
     “Certificate” means a certificate substantially in the form of Exhibit A to the Trust Agreement evidencing the Residual Interest, as such Certificate may be issued pursuant to the Trust Agreement at the request of the Residual Interestholder.
     “Certificate of Title” means, with respect to any Financed Vehicle, the certificate of title or other documentary evidence of ownership of such Financed Vehicle as issued by the department, agency or official of the jurisdiction (whether in paper or electronic form) in which such Financed Vehicle is titled responsible for accepting applications for, and maintaining records regarding, certificates of title and liens thereon.
     “Certificate of Trust” has the meaning set forth in the Trust Agreement.
     “Certificateholder” means any Holder of a Certificate.
     “Certificate Register” has the meaning set forth in Section 3.4 of the Trust Agreement.
     “Certificate Registrar” has the meaning set forth in Section 3.4 of the Trust Agreement.
     “Charge-Off Policy” means the Servicer’s Charge-Off Policy, as set forth in Exhibit H hereto.

     “Charged-Off Contract” means a Contract which has been charged off by the Servicer in accordance with the Charge-Off Policy.
     “Class” means a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” thus mean each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.
     “Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, collectively.
     “Class A-1 Final Scheduled Payment Date” shall mean the Payment Date occurring on April 15, 2008.
     “Class A-1 Interest Rate” means 5.324% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year).
     “Class A-1 Note Balance” means, at any time, the Initial Class A-1 Note Balance reduced by all payments of principal made prior to such time on the Class A-1 Notes.
     “Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered on the Note Register.
     “Class A-1 Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-1 Notes, issued in accordance with the Indenture.
     “Class A-2 Final Scheduled Payment Date” shall mean the Payment Date occurring on December 15, 2010.
     “Class A-2 Interest Rate” means 5.20% per annum (computed on the basis of a 360-day year of twelve 30-day months).
     “Class A-2 Note Balance” means, at any time, the Initial Class A-2 Note Balance reduced by all payments of principal made prior to such time on the Class A-2 Notes.
     “Class A-2 Noteholder” means the Person in whose name a Class A-2 Note is registered on the Note Register.
     “Class A-2 Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-2 Notes, issued in accordance with the Indenture.
     “Class A-3 Final Scheduled Payment Date” shall mean the Payment Date occurring in September 15, 2011.
     “Class A-3 Interest Rate” means 5.05% per annum (computed on the basis of a 360-day year of twelve 30-day months).
     “Class A-3 Note Balance” means, at any time, the Initial Class A-3 Note Balance reduced by all payments of principal made prior to such time on the Class A-3 Notes.
     “Class A-3 Noteholder” shall mean the Person in whose name a Class A-3 Note is registered on the Note Register.

     “Class A-3 Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-3 Notes, issued in accordance with the Indenture.
     “Class A-4 Final Scheduled Payment Date” shall mean the Payment Date occurring in September 15, 2014.
     “Class A-4 Interest Rate” means LIBOR + 0.05% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year).
     “Class A-4 Note Balance” means, at any time, the Initial Class A-4 Note Balance reduced by all payments of principal made prior to such time on the Class A-4 Notes.
     “Class A-4 Noteholder” shall mean the Person in whose name a Class A-4 Note is registered on the Note Register.
     “Class A-4 Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-4 Notes, issued in accordance with the Indenture.
     “Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.
     “Clearing Agency Participant” means a broker, dealer, bank or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.
     “Closing Date” means April 4, 2007.
     “Code” means the Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, and any successor law thereto, and the regulations promulgated and the rulings issued thereunder.
     “Collateral” has the meaning set forth in the Granting Clause of the Indenture.
     “Collection Account” means the trust account established and maintained pursuant to Section 4.1 of the Sale and Servicing Agreement.
     “Collection Period” means, with respect to each Payment Date, the preceding calendar month. Any amount stated “as of the close of business on the last day of a Collection Period” shall give effect to all collections, charge-offs and other account activity during such Collection Period.
     “Commission” means the U.S. Securities and Exchange Commission.
     “Computer Tape” means a computer tape or diskette (or other means of electronic transmission acceptable to the Backup Servicer and the Insurer) in a format acceptable to the Backup Servicer and the Insurer.
     “Continued Errors” has the meaning set forth in Section 3.8(e) of the Sale and Servicing Agreement.
     “Contract” means any of the prime or non-prime motor vehicle retail installment sales contracts (listed on any Schedule of Contracts delivered on the Closing Date or on any Funding Date) which has not been released by the Indenture Trustee from the Issuer pursuant to the Sale and Servicing Agreement, and all replacements and substitutions thereto, and all the rights thereunder.
     “Contract File” means each original Contract, together with any other documents relating thereto which are held by the Indenture Trustee.
     “Contract Scheduled Payment” on a Contract means that portion of the payment required to be made by the Obligor each month sufficient to amortize the Principal Balance under the simple interest method over the term of the Contract and to provide interest at the APR.
     “Contracts Purchase Price” means, with respect to any Contract, 87.50% of the aggregate Principal Balance of such Contract as of the related Cut-Off Date.
     “Contribution Agreement” means the Contribution Agreement, dated as of the Closing Date, between Santander Consumer and the Seller, as amended, modified or supplemented from time to time.
     “Controlling Party” means the Insurer, provided that if an Insurer Event of Default has occurred and is continuing, then the Controlling Party shall be the Indenture Trustee acting at the direction of the Noteholders evidencing not less than a majority of the Note Balance.
     “Conveyed Assets” has the meaning set forth in Section 2.2 of the Contribution Agreement.
     “Corporate Trust Office” means, with respect to (i) the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this Agreement is 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801 and (ii) the Indenture Trustee, the principal corporate trust office of the Indenture Trustee, which at the time of execution of this Agreement is Mac#9311-161, Sixth and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services, Asset-Backed Administration – Santander Drive Auto Receivables Trust 2007-1.
     “Cram Down Loss” means, for any Contract, if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the Contract or otherwise modifying or restructuring the scheduled payments to be made on the Contract, an amount equal to (i) the excess of the Contract’s Principal Balance immediately prior to the order over the Contract’s Principal Balance as reduced and/or (ii) if the court issued an order reducing the effective interest rate on the Contract, the excess of the Contract Principal Balance immediately prior to the order over the Contract’s net present value, using as the discount rate the higher of the APR on the Contract or the rate of interest, if any, specified by the court in the order of the scheduled payments as so modified or restructured. A “Cram Down Loss” shall be deemed to have occurred on the order’s issuance date.
     “Credit and Collection Policy” means the written credit and collection policies of the Originator and the Servicer in effect on the date hereof, as amended or modified from time to time.
     “Credit Bureau Score” means, with respect to each Contract, for the related Obligor, the score generated by a one of the following credit bureaus: TransUnion, Equifax or Experian.
     “Cumulative Net Loss Ratio” has the meaning specified in the Insurance Agreement.
     “Cut-Off Date” means, (i) with respect to any Contract transferred on the Closing Date, the Initial Cut-Off Date and (ii) with respect to Contracts transferred on any Funding Date, the applicable Subsequent Cut-Off Date.

     “Dealer Agreement” means each Dealer Agreement between the Originator and the related Dealer substantially in the form of Exhibit I hereto.
     “Dealer Recourse” means, with respect to a Contract, all monies received in respect of recourse rights against the Dealer which originated the Contract under the related Dealer Agreement and any successor to such Dealer.
     “Dealers” means the dealers who sold the Financed Vehicles and who originated and assigned the related Contracts to the Dealers or the Originator.
     “Deemed Cured” has the meaning set forth in the Insurance Agreement.
     “Default” means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default.
     “Defaulted Contract” means, with respect to any Payment Date, a Contract with respect to which either of the following has occurred: (i) the related Obligor is contractually delinquent on a Contract Scheduled Payment for greater than 60 days or (ii) the mandatory redemption period, if any, has expired for a Contract with respect to which the related Financed Vehicle has been repossessed.
     “Deficiency Amount” has the meaning specified in the Note Policy.
     “Definitive Note” means a definitive fully registered Note issued pursuant to Section 2.12 of the Indenture.
     “Delivery”, when used with respect to property forming a part of a Trust Account, means:
     (a) with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof by physical delivery to the Indenture Trustee indorsed to, or registered in the name of, the Indenture Trustee or its nominee or indorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security to the Indenture Trustee or by delivery of such certificated security to a securities intermediary indorsed to, or registered in the name of, the Indenture Trustee or its nominee or indorsed in blank to a securities intermediary (as defined in Section 8-102(a)(14) of the UCC) and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee and the sending by such securities intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee, or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the originator and increasing the appropriate securities account of a securities intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the securities intermediary, the maintenance of such certificated securities by such clearing corporation or its nominee subject to the clearing corporation’s exclusive control, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee of such securities and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be registered in the name of the Indenture Trustee or its nominee or endorsed in blank; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Eligible Investment to the Indenture Trustee, consistent with changes in applicable law or regulations or the interpretation thereof;
     (b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Eligible Investment to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a “depositary” pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee of the purchase by the Indenture Trustee of such book-entry securities; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee and indicating that such securities intermediary holds such Eligible Investment solely as agent for the Indenture Trustee; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Eligible Investment to the Indenture Trustee, consistent with changes in applicable law or regulations or the interpretation thereof; and
     (c) with respect to any Eligible Investment that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the Indenture Trustee or its nominee or the securities intermediary, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee of such uncertificated security, and the making by such securities intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee.
In furtherance of the foregoing, any Eligible Investments held by the Indenture Trustee through a securities intermediary shall be held only pursuant to a control agreement entered into among the Seller, the Indenture Trustee and the securities intermediary, pursuant to which the securities intermediary agrees to credit all financial assets (as defined in Section 8-102(a)(9) of the UCC) purchased (as defined in Section 1-201(32) of the UCC) at the direction of the Indenture Trustee to the securities account maintained by the securities intermediary for the benefit of the Indenture Trustee and agrees to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of the Indenture Trustee without the further consent of the Seller and pursuant to which the securities intermediary waives any prior lien on all financial assets credited to such securities account to which it might otherwise be entitled. Such control agreement shall initially be governed by Minnesota law and the Indenture Trustee shall not amend the initial control agreement or enter into a control agreement with a successor securities intermediary which in either event provides that the laws of a State other than Minnesota shall govern, without first obtaining a continuation of perfection and priority opinion under the laws of such new State which is, prior to the Termination Date, acceptable to the Insurer.
     “Depositor” means the Seller in its capacity as Depositor under the Trust Agreement.
     “Determination Date” means the fifth Business Day preceding the related Payment Date.
     “Dollar” and “$” mean lawful currency of the United States of America.
     “DTC” means The Depository Trust Company, and its successors.
     “Eligible Account” shall mean either (i) a segregated account or accounts maintained with an institution whose deposits are insured by the Federal Deposit Insurance Corporation, the unsecured and uncollateralized long-term debt obligations of which institution shall be rated “AA-” or higher by S&P and “Aa2” or higher by Moody’s and in the highest short-term rating category by each of the Rating Agencies, and which is (a) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any State, (c) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (d) a principal subsidiary of a bank holding company, or (e) approved in writing by the Controlling Party and each of the Rating Agencies or (ii) a chartered depository institution acceptable to each Rating Agency and the Controlling Party, having capital and surplus of not less than $100,000,000, acting in its fiduciary capacity.
     “Eligible Institution” means a depository institution or trust company (other than any Affiliate of Santander Consumer) (which may be the Owner Trustee, the Indenture Trustee or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (a) which at all times has either (i) a long-term senior unsecured debt rating of “Aa2” or better by Moody’s, “AA-” or better by S&P and AA- or better by Fitch, if rated by Fitch or such other rating that is acceptable to the Insurer and each Rating Agency, as evidenced by a letter from such Rating Agency to the Issuer or the Indenture Trustee and the Insurer or (ii) a certificate of deposit rating of “P-1” by Moody’s, “A-1+” by S&P and F1 by Fitch, if rated by Fitch or (iii) such other rating that is acceptable to the Insurer and each Rating Agency, as evidenced by a letter from such Rating Agency to the Issuer or the Indenture Trustee, and the Insurer (unless the Insurer is not the Controlling Party) and (b) whose deposits are insured by the Federal Deposit Insurance Corporation.
     “Eligible Investments” mean any one or more of the following types of investments:
     (i) (a) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and (b) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, but only if, at the time of investment, such obligations are rated “AAA” by S&P and “Aaa” by Moody’s;
     (ii) demand or time deposits in, certificates of deposit of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Indenture Trustee or any agent of the Indenture Trustee acting in their respective commercial capacities); provided that the commercial paper or other short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated “A-1+” by S&P and “Prime-1” by Moody’s;
     (iii) repurchase obligations pursuant to a written agreement (a) with respect to any obligation described in clause (i) above, where the Indenture Trustee has taken actual or constructive delivery of such obligation, and (b) entered into with a depository institution or trust company organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated “A-1+” by S&P and “Prime-1” by Moody’s (including, if applicable, the Indenture Trustee or any agent of the Indenture Trustee acting in their respective commercial capacities);

     (iv) non-convertible debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State whose long-term unsecured debt obligations are rated “AAA” by S&P and “Aaa” by Moody’s at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that an investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held as part of the related Trust Account to exceed 10% of the Eligible Investments held in the related Trust Account (with Eligible Investments held in the related Trust Account valued at par);
     (v) commercial paper that (a) is payable in United States dollars and (b) is rated at least “A-1+” by S&P and “Prime-1” by Moody’s;
     (vi) any money market fund that has been rated “Aaa” by Moody’s and “AAAm” or “AAAm-G” by S&P and numerical gradations within such rating category (or the equivalent long-term rating of such Rating Agency) for such money market funds; and
     (vii) any other demand or time deposit, obligation, security or investment as may be acceptable to the Rating Agencies and, prior to the Termination Date, the Insurer.
     Any of the foregoing Eligible Investments may be purchased from, by or through the Owner Trustee or the Indenture Trustee or any of their respective Affiliates.
     “Eligible Contract” means a Contract meeting all of the criteria set forth on Schedule I of the Sale and Servicing Agreement and Schedule I of the Contribution Agreement as of the Closing Date or the applicable Funding Date, as the case may be.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
     “ERISA Affiliate” means at any time, with respect to any Person or entity, any member of such Person’s or entity’s “controlled group,” within the meaning of Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code.
     “Errors” has the meaning set forth in Section 3.8(e) of the Sale and Servicing Agreement.
     “Event of Default” has the meaning set forth in Section 5.1 of the Indenture.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Expenses” has the meaning set forth in Section 8.2 of the Trust Agreement.
     “Extension Ratio” means the fraction (expressed as a percentage) calculated as of the last day of the related Collection Period, the numerator of which is the aggregate number of Contracts for which an extension or a payment deferment is in effect (whether granted by the Servicer during the related Collection Period or an earlier Collection Period) in accordance with the Servicer’s stated extension policy and the denominator of which is the aggregate number of Contracts then held by the Issuer. “Extension,” for purposes of this definition, does not include either (i) a change of an Obligor’s scheduled due date within a month (i.e., from the 10th of each month to the 15th) or (ii) the Servicer’s treatment of an Obligor who makes at least one-half of his scheduled payment as current (provided that such Obligor continues to make all Contract Scheduled Payments which follow).

     “Final Scheduled Payment Date” means, with respect to (i) the Class A-1 Notes, the Class A-1 Final Scheduled Payment Date, (ii) the Class A-2 Notes, the Class A-2 Final Scheduled Payment Date, (iii) the Class A-3 Notes, the Class A-3 Final Scheduled Payment Date and (iv) the Class A-4 Notes, the Class A-4 Final Scheduled Payment Date.
     “Financed Vehicle” means a new or used automobile, light duty truck, van or mini-van, together with all accessions thereto, securing an Obligor’s indebtedness under the related Contract.
     “Funding Date” means a date occurring not more than once per calendar week during the Funding Period and on which some or all of the Subsequent Contracts are transferred to the Issuer.
     “Funding Period” means the period beginning on the Closing Date and ending upon the earliest to occur of (i) September 30, 2007 (ii) the first date on which the amount on deposit in the Pre-Funding Account (after giving effect to any transfers therefrom in connection with the transfer of Subsequent Contracts to the Issuer on such date) is less than $100,000 or (iii) the date upon which an Event of Default or a Servicing Termination Event has occurred and has not been cured within the applicable grace period.
     “GAAP” means generally accepted accounting principles in the USA, applied on a materially consistent basis.
     “Governmental Authority” means any (a) Federal, state, municipal, foreign or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court or judicial authority.
     “Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto. Other forms of the verb “to Grant” shall have correlative meanings.
     “Holder” means, as the context may require, the Certificateholder or a Noteholder or both.
     “Indenture” means the Indenture, dated as of the Closing Date, between the Issuer and Indenture Trustee, as the same may be amended and supplemented from time to time.
     “Indenture Secured Parties” shall mean the Noteholders, the Swap Counterparty and the Insurer.
     “Indenture Trustee” means Wells Fargo Bank, National Association, a national banking association, not in its individual capacity but as indenture trustee under the Indenture, or any successor trustee under the Indenture.
     “Indenture Trustee Fee” means the greater of (i) the product of (a) 0.01% per annum and (b) the sum of the Pool Balance and the amount on deposit in the Pre-Funding Account as of the first day of such Collection Period and (ii) $1,500 per month.

     “Independent” means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Administrator and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Administrator or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Administrator or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.
     “Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee and the Insurer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee and the Insurer, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Appendix A and that the signer is Independent within the meaning thereof.
     “Initial Class A-1 Note Balance” means $204,000,000.
     “Initial Class A-2 Note Balance” means $340,000,000.
     “Initial Class A-3 Note Balance” means $185,000,000.
     “Initial Class A-4 Note Balance” means $471,000,000.
     “Initial Contracts” means the Contracts transferred by the Seller to the Issuer on the Closing Date.
     “Initial Conveyed Assets” has the meaning set forth in Section 2.1 of the Contribution Agreement.
     “Initial Cut-Off Date” means February 28, 2007.
     “Initial Interest Rate Swap Agreement” means the ISDA Master Agreement, dated as of the Closing Date, between the Initial Swap Counterparty and the Issuer, the Schedule thereto, dated as of the Closing Date, the Credit Support Annex, if applicable, and the Confirmations thereto, dated as of the Closing Date and entered into pursuant to such ISDA Master Agreement, as the same may be amended from time to time in accordance with the terms thereof.
     “Initial Note Balance” means, for any Class, the Initial Class A-1 Note Balance, the Initial Class A-2 Note Balance, the Initial Class A-3 Note Balance or the Initial Class A-4 Note Balance, as applicable, or with respect to the Notes generally, the sum of the foregoing.
     “Initial Pre-Funding Account Deposit Amount” means an amount equal to $450,955,536.40.
     “Initial Reserve Amount” means an amount equal to 8.75% of the Original Pool Balance (such amount to be funded by one or more Reserve Account Letters of Credit and/or cash from the net proceeds of the offering of the Notes, such cash portion to equal $0).
     “Initial Swap Counterparty” means Banco Santander Central Hispano, S.A., as the swap counterparty under the Initial Interest Rate Swap Agreement.

     “Initial Transferred Assets” means (a) all of the Seller’s rights, title and interest in the Initial Conveyed Assets, (b) all of the Seller’s rights under the Contribution Agreement and (c) all proceeds of the foregoing.
     “Insurance Account” shall have the meaning specified in Section 9.1(b) of the Sale and Servicing Agreement.
     “Insurance Agreement” means the Insurance Agreement dated as of the Closing Date between the Insurer, the Issuer, the Seller, the Servicer, the Originator, the Owner Trustee, the Backup Servicer and the Indenture Trustee.
     “Insurance Policy” means (i) any theft and physical damage insurance policy maintained by the Obligor under a Contract, providing coverage against loss or damage to or theft of the related Financed Vehicle, and (ii) any credit life or credit disability insurance maintained by an Obligor in connection with any Contract.
     “Insured Obligations” has the meaning specified in the Note Policy.
     “Insured Payment” has the meaning specified in the Note Policy.
     “Insurer” means Financial Guaranty Insurance Company, a New York stock insurance company, and its successors and assigns.
     “Insurer Event of Default” shall mean any one of the following events shall have occurred and be continuing:
     (a) the Insurer fails to make a payment required under the Note Policy in accordance with its terms; or
     (b) the Insurer (1) files any petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar Federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (2) makes a general assignment for the benefit of its creditors or (3) has an order for relief entered against it by a court or agency having jurisdiction in respect of the Insurer under the United States Bankruptcy Code or any other similar Federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or
     (c) a court of competent jurisdiction, the New York State Insurance Department or other competent regulatory authority enters a final and nonappealable order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for the Insurer or for all or substantially all of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or substantially all of the property of the Insurer).
     “Intercreditor Agreement” means the Intercreditor and Master Collection Account Agreement, dated as of December 7, 2006, among Wells Fargo Bank, National Association, as the collateral custodian under the Wachovia Warehouse Agreement, the Trust Collateral Agent under the Securitizations, the Indenture Trustee under the Indentures, and master collection account agent under the Intercreditor Agreement; Wachovia Capital Markets, LLC, in its capacity as the administrative agent under the Wachovia Warehouse Agreement; Drive Consumer USA Inc., Drive Receivables Corp. 6; Drive Receivables Corp. 7; Drive Receivables Corp. 8; Drive Receivables Corp. 9; Drive Receivables Corp. 10; Drive Receivables Corp. 11; Drive Receivables Corp. 12; Drive Auto Receivables Trust 2003-2; Drive

Auto Receivables Trust 2004-1; Drive Auto Receivables Trust 2005-1; Drive Auto Receivables Trust 2005-2; Drive Auto Receivables Trust 2005-3; Drive Auto Receivables Trust 2006-1; Drive Auto Receivables Trust 2006-2; the Issuer; MBIA Insurance Corporation, in its capacity as the “Insurer” (or a term with substantially the same meaning as “Insurer”) under the MBIA Securitizations and Financial Security Assurance Inc., in its capacity as the “Insurer” (or a term with substantially the same meaning as “Insurer”) under the FSA Securitizations, as the same may be amended or supplemented from time to time, and the related Accession Agreement adding the Seller, the Issuer and the Insurer as parties thereto.
     “Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the sum of the Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Payment Date, to the extent permitted by law, at the respective Interest Rates borne by such Notes for the related Interest Period.
     “Interest Period” means (i) with respect to the first Payment Date, the period from and including the Closing Date to but excluding the first Payment Date and (ii) with respect to each subsequent Payment Date, the period from and including the prior Payment Date to but excluding such subsequent Payment Date (in each case assuming that the Payment Date for the Class A-2 Notes and the Class A-3 Notes is always on the 15th day of the calendar month in which that Payment Date occurs).
     “Interest Rate” means (a) with respect to the Class A-1 Notes, the Class A-1 Interest Rate, (b) with respect to the Class A-2 Notes, the Class A-2 Interest Rate, (c) with respect to the Class A-3 Notes, the Class A-3 Interest Rate or (d) with respect to the Class A-4 Notes, the Class A-4 Interest Rate.
     “Interest Rate Swap Agreement” means the Initial Interest Rate Swap Agreement and any Replacement Interest Rate Swap Agreement.
     “Issuer” means Santander Drive Auto Receivables Trust 2007-1, a Delaware statutory trust established pursuant to the Trust Agreement, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Notes.
     “Issuer Order” and “Issuer Request” means a written order or request of the Issuer signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee, a copy of which shall be delivered to the Insurer.
     “Late Payment Rate” has the meaning set forth in the Insurance Agreement.
     “LIBOR” means, with respect to any interest period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date; provided, however, that for the first interest period, LIBOR shall mean an interpolated rate for deposits based on London interbank offered rates for deposits in U.S. dollars for a period that corresponds to the actual number of days in the first interest period. If the rates used to determine LIBOR do not appear on the Telerate Page 3750, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal balance of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The Indenture Trustee will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee (after consultation with the seller), are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable interest period will be LIBOR in effect for the previous interest period. The reference banks are the four major banks in the London interbank market selected by the Indenture Trustee (after consultation with the depositor).
     “LIBOR Determination Date” means the second London Business Day prior to the Closing Date with respect to the first Payment Date and, as to each subsequent payment date, the second London Business Day prior to the immediately preceding Payment Date.
     “Lien” means, for any asset or property of a Person, a lien, security interest, mortgage, pledge or encumbrance in, of or on such asset or property in favor of any other Person, except any Permitted Lien.
     “Liquidation Proceeds” means the monies collected from whatever source during a Collection Period on a Charged-Off Contract, net of the sum of (i) any out-of-pocket expenses reasonably incurred by the Servicer in enforcing such Charged-Off Contract plus (ii) any amounts required by law to be remitted to the related Obligor.
     “London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England are authorized or obligated by law or government decree be closed.
     “Modified Contract Scheduled Payment” means, with respect to any Contract which is not a Charged-Off Contract and as to which the related Obligor shall have been declared bankrupt with the result that the amount of such Obligor’s periodic Contract Scheduled Payment has been reduced pursuant to an order of the bankruptcy court, the amount of such reduced periodic Contract Scheduled Payment.
     “Monthly Capitalized Interest Amount” means, in the case of the April 2007, May 2007, June 2007, July 2007, August 2007 and September 2007 Payment Dates, an amount equal to the excess of (i) the product of (a) a fraction, the numerator of which is the actual number of days elapsed in the related interest accrual period and the denominator of which is 360, (b) the sum of the weighted average of the Interest Rates and the Premium Rate (as such term is defined in the Insurance Agreement) and (c) the amount on deposit in the Pre-Funding Account as of the last day of the second preceding Collection Period, or, in the case of the April 2007 Payment Date, as of the Closing Date, over (ii) the Pre-Funding Earnings for such Payment Date.
     “Moody’s” means Moody’s Investors Service, Inc., or any successor that is a nationally recognized statistical rating organization.
     “Net Swap Payment” means for the Interest Rate Swap Agreement, the net amounts owed by the Issuer to the Swap Counterparty, if any, on any Swap Payment Date, excluding Swap Termination Payments.
     “Net Swap Receipts” means for the Interest Rate Swap Agreement, the net amounts owed by the Swap Counterparty to the Issuer, if any, on any Swap Payment Date, including, without limitation, any Swap Termination Payments.

     “Note” means a Class A-1 Note, Class A-2 Note, Class A-3 Note or Class A-4 Note, in each case substantially in the forms of Exhibit A to the Indenture.
     “Note Balance” means, with respect to any date of determination, for any Class, the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance or the Class A-4 Note Balance, as applicable, or with respect to the Notes generally, the sum of all of the foregoing.
     “Note Depository Agreement” means the agreement, dated as of the Closing Date, between the Issuer and DTC, as the initial Clearing Agency relating to the Notes, as the same may be amended or supplemented from time to time.
     “Note Distribution Account” means the account by that name established and maintained pursuant to Section 4.1 of the Sale and Servicing Agreement.
     “Note Factor” on a Payment Date means, with respect to each Class of Notes, a six-digit decimal figure equal to the Note Balance of such Class of Notes as of the end of the related Collection Period divided by the Note Balance of such Class of Notes as of the Closing Date. The Note Factor will be 1.000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the Note Balance of such Class of Notes.
     “Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).
     “Note Policy” means the financial guaranty insurance policy dated the Closing Date issued by the Insurer with respect to the Notes.
     “Note Preference Claim” has the meaning specified in Section 9.1(d) of the Sale and Servicing Agreement.
     “Note Register” and “Note Registrar” have the respective meanings set forth in Section 2.4 of the Indenture.
     “Noteholder” means, as of any date, the Person in whose name a Note is registered on the Note Register on such date.
     “Noteholder Principal Distributable Amount” means, with respect to the Notes, (i) the sum of (A) with respect to any Payment Date, 87.50% of the Principal Distributable Amount if no Trigger Event has occurred, 100% of the Principal Distributable Amount if a Trigger Event has occurred, and 0% of the Principal Distributable Amount after the payment in full of the notes, to be paid sequentially to each Class of Notes) plus (B) any Principal Carryover Shortfall; and (ii) with respect to the Final Scheduled Payment Date on any Class of Notes, the Note Balance of that Class of Notes.
     “Noteholders’ Monthly Accrued Interest” shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes at the respective Interest Rate for such Class on the Note Balance of each such Class on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Noteholders of such Class on or prior to such preceding Payment Date.

     “Notes” shall mean, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.
     “Notice” shall have the meaning specified in Section 9.1(a).
     “Notice of Funding Date” means a notice in the form of Exhibit A to the Sale and Servicing Agreement.
     “Obligor” means, for any Contract, each Person obligated to pay such Contract.
     “Officer’s Certificate” means (i) with respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer and (ii) with respect to the Seller or the Servicer, a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer or the controller of the Seller or the Servicer, as applicable, in each case complying with the applicable requirements of Section 11.1 of the Indenture.
     “Opinion of Counsel” means one or more written opinions of counsel who may, at the request of the Servicer and with the written consent of the Indenture Trustee and the Insurer, be employees of or counsel to the Issuer, the Servicer, the Seller or the Administrator and who shall be reasonably satisfactory to the Indenture Trustee and the Insurer, and which opinion or opinions comply with any applicable requirements of the Transaction Documents and are in form and substance reasonably satisfactory to the recipient(s) including the Insurer. Opinions of Counsel need address matters of law only and may be based upon stated assumptions as to relevant matters of fact.
     “Optional Purchase” has the meaning set forth in Section 8.1 of the Sale and Servicing Agreement.
     “Optional Purchase Price” has the meaning set forth in Section 8.1 of the Sale and Servicing Agreement.
     “Original Pool Balance” means the aggregate Principal Balance of the Contracts as of the Initial Cut-off Date.
     “Originator” means Santander Consumer.
     “Other Assets” means any assets (or interests therein) (other than the Trust Estate) conveyed or purported to be conveyed by the Seller to another Person or Persons other than the Issuer, whether by way of a sale, capital contribution or by virtue of the granting of a lien.
     “Outstanding” means, as of any date, all Notes (or all Notes of an applicable Class) theretofore authenticated and delivered under the Indenture except:
     (viii) Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation pursuant to Section 2.8 of the Indenture;
     (ix) Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

     (x) Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;
provided that in determining whether Noteholders holding the requisite Note Balance have given any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, the Seller, the Servicer, the Administrator or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded; provided, further, however, that Notes which have been paid with proceeds of the Note Policy shall continue to remain outstanding until the Insurer has been paid as subrogee hereunder or reimbursed pursuant to the Insurance Agreement and the Insurer shall be deemed to be the Holder thereof to the extent of any payments thereon made by the Insurer. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Indenture Trustee such pledgee’s right so to act with respect to such Notes and that such pledgee is not the Issuer, the Seller, the Servicer, the Administrator or any of their respective Affiliates.
     “Overcollateralization Amount” means, on any Payment Date, the amount by which the Pool Balance exceeds the Note Balance less the amount on deposit in the Pre-Funding Account.
     “Overcollateralization Percentage” means, on any Payment Date, the ratio of the Overcollateralization Amount to the Pool Balance.
     “Overfunded Capitalized Interest Amount” means, with respect to:
     (a) the April 2007 Payment Date, the excess of (a) the amount on deposit in the Capitalized Interest Account on such Payment Date (after giving effect to the transfer of the Monthly Capitalized Interest Amount to the Collection Account on such date) over (b) the product of (1) 1/360, (2) 3.54%, (3) 150 and (4) the amount on deposit in the Pre-Funding Account (excluding Pre-Funding Earnings) at the close of business on March 31, 2007;
     (b) the May 2007 Payment Date, the excess of (a) the amount on deposit in the Capitalized Interest Account on such Payment Date (after giving effect to the transfer of the Monthly Capitalized Interest Amount to the Collection Account on such date) over (b) the product of (1) 1/360, (2) 3.54%, (3) 120 and (4) the amount on deposit in the Pre-Funding Account (excluding Pre-Funding Earnings) at the close of business on April 30, 2007;
     (c) the June 2007 Payment Date, the excess of (a) the amount on deposit in the Capitalized Interest Account on such Payment Date (after giving effect to the transfer of the Monthly Capitalized Interest Amount to the Collection Account on such date) over (b) the product of (1) 1/360, (2) 3.54%, (3) 90 and (4) the amount on deposit in the Pre-Funding Account (excluding Pre-Funding Earnings) at the close of business on May 31, 2007;
     (d) the July 2007 Payment Date, the excess of (a) the amount on deposit in the Capitalized Interest Account on such Payment Date (after giving effect to the transfer of the Monthly Capitalized Interest Amount to the Collection Account on such date) over (b) the product of (1) 1/360, (2) 3.54%, (3) 60 and (4) the amount on deposit in the Pre-Funding Account (excluding Pre-Funding Earnings) at the close of business on June 30, 2007;

     (e) the August 2007 Payment Date, the excess of (a) the amount on deposit in the Capitalized Interest Account on such Payment Date (after giving effect to the transfer of the Monthly Capitalized Interest Amount to the Collection Account on such date) over (b) the product of (1) 1/360, (2) 3.54%, (3) 30 and (4) the amount on deposit in the Pre-Funding Account (excluding Pre-Funding Earnings) at the close of business on July 31, 2007; and
     (f) the September 2007 Payment Date, the amount on deposit in the Capitalized Interest Account on such Payment Date (after giving effect to the transfer of the Monthly Capitalized Interest Amount to the Collection Account on such date).
     “Owner Trustee” means U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.
     “Owner Trustee Fee” means $3,500 per annum, payable monthly.
     “Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Note Distribution Account, including the payment of principal of or interest on the Notes on behalf of the Issuer.
     “Payment Date” means the 15th day of each calendar month beginning April 16, 2007; provided, however, whenever a Payment Date would otherwise be a day that is not a Business Day, the Payment Date shall be the next Business Day. As used herein, the “related” Payment Date with respect to a Collection Period shall be deemed to be the Payment Date which immediately follows such Collection Period.
     “Payment Default” has the meaning set forth in Section 5.4(a) of the Indenture.
     “Permitted Liens” means (a) any liens created by the Transaction Documents; (b) any liens for taxes not due and payable or the amount of which is being contested in good faith by appropriate proceedings; and (c) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings.
     “Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.
     “Physical Property” has the meaning specified in the definition of “Delivery” above.
     “Pool Balance” means, at any time, the aggregate Principal Balance of the Contracts at such time.
     “Pool Factor” on a Payment Date means a six-digit decimal figure equal to the sum of the Pool Balance and the funds in the Pre-Funding Account (excluding investment income) as of the end of the preceding Collection Period divided by the sum of the aggregate Principal Balance of the Contracts as of the Initial Cut-Off Date plus the Initial Pre-Funding Account Deposit Amount. The Pool Factor will be 1.000000 as of the Cut-Off Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance.

     “Pre-Funding Account” means the account by that name established and maintained pursuant to Section 4.1 of the Sale and Servicing Agreement.
     “Pre-Funding Earnings” means, with respect to any date of determination during the Funding Period, the actual investment income earned during the previous calendar month on amounts on deposit in the Pre-Funding Account during such period as calculated by the Indenture Trustee.
     “Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; provided, however, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.
     “Preference Amount” has the meaning specified in the Note Policy.
     “Premium” means the insurance premium payable to the Insurer pursuant to the Insurance Agreement.
     “Principal Balance” of a Contract as of any date means the Amount Financed minus the sum of (i) that portion of all Contract Scheduled Payments received on or prior to such day allocable to principal, (ii) any refunded portion of extended warranty protection plan costs, or of physical damage, credit life or disability insurance premiums included in the Amount Financed, (iii) any payment of the Repurchase Amount with respect to the Contract allocable to principal, (iv) the principal portion of any Modified Contract Scheduled Payments received on or prior to such day and (v) any prepayment in full or any partial prepayments applied to reduce the principal balance of the Contract; provided, however, that any Charged-Off Contract or Repurchased Contract shall have a Principal Balance of zero.
     “Principal Carryover Shortfall” means, as of the close of business on any Payment Date, the excess of the Noteholder Principal Distributable Amount from the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account on such preceding Payment Date to be distributed as principal on the Notes.
     “Principal Distributable Amount” means, for any Payment Date, the sum of: (i) all collections received on the Contracts (other than Charged-Off Contracts and contracts purchased by the Servicer or repurchased by the Seller during the related Collection Period pursuant to the Transaction Documents) that are allocable to principal, including all full and partial principal prepayments; (ii) the Principal Balance of all contracts that became Charged-Off Contracts during the related Collection Period, (iii) the amount of any payments by the Seller or the Servicer relating to contracts they are required to purchase pursuant to the Transaction Documents allocable to principal; (iv) at the Insurer’s option, the aggregate Principal Balance of all Contracts required to be purchased by the Seller or the Servicer pursuant to Sections 2.3 or 3.6 of the Sale and Servicing Agreement and Section 3.3 of the Contribution Agreement during the Collection Period that were not purchased; and (v) the aggregate amount of Cram Down Losses during the related Collection Period.
     “Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.
     “Purchase Price” has the meaning set forth in Section 2.4 of the Contribution Agreement.
     “Rating Agency” means Moody’s or S&P or both as the context requires.

     “Rating Agency Condition” means, with respect to any event or circumstance and each Rating Agency, either (a) written confirmation to the Indenture Trustee and the Insurer by such Rating Agency that the occurrence of such event or circumstance will not itself cause such Rating Agency to downgrade or withdraw its rating assigned to any of the Notes, without giving effect to the Note Policy on the ratings assigned to any of the Notes or (b) that such Rating Agency shall have been given notice of such event at least ten days prior to the occurrence of such event (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event will itself cause such Rating Agency to downgrade or withdraw its rating assigned to any of the Notes, without giving effect to the Note Policy on the ratings assigned to any of the Notes.
     “Record Date” means, unless otherwise specified in any Transaction Document, with respect to any Payment Date or Redemption Date, (i) for any Definitive Notes and for the Certificates, if any, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date or Redemption Date occurs and (ii) for any Book-Entry Notes, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date.
     “Records” means, for any Contract, all contracts, books, records and other documents or information (including computer programs, tapes, disks, software and related property and rights, to the extent legally transferable) relating to such Contract or the related Obligor.
     “Recoveries” means, with respect to a Charged-Off Contract and for any Collection Period occurring after the date on which such Contract becomes a Charged-Off Contract, all payments, including insurance proceeds, that the Servicer received from or on behalf of an Obligor regarding such Charged-Off Contract, or from liquidation of the related Financed Vehicle, net of any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Charged-Off Contract.
     “Redemption Date” means in the case of a redemption of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by the Administrator or the Issuer pursuant to Section 10.1 of the Indenture.
     “Redemption Price” means an amount equal to the unpaid principal amount of the outstanding Notes plus accrued and unpaid interest thereon to but excluding the Redemption Date plus all amounts due to the Insurer (including without limitation the Reimbursement Obligations), the Swap Counterparty, the Indenture Trustee, the Backup Servicer and the Owner Trustee under the Transaction Documents.
     “Registered Holder” means the Person in whose name a Note is registered on the Note Register on the related Record Date.
     “Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
     “Reimbursement Obligations” means the sum of (a) the aggregate unreimbursed amount of any payments made by the Insurer under the Note Policy and the Swap Policy (excluding reimbursements for Swap Termination Payments made under the Swap Policy), together with interest on such amount from the date of payment by the Insurer until paid in full at a rate of interest equal to the Late Payment Rate, (b) all costs and expenses of the Insurer in connection with any action, proceeding or investigation affecting the issuing entity, the Trust Property or the rights or obligations of the Insurer under the

Transaction Documents or under the Note Policy and the Swap Policy (excluding reimbursements for Swap Termination Payments made under the Swap Policy) or under the other Transaction Documents, including (without limitation) any judgment or settlement entered into affecting the Insurer or the Insurer’s interests, together with interest thereon at a rate equal to the Late Payment Rate and (c) any other amounts owed to the Insurer under the Insurance Agreement including, without limitation, any Transition Expenses and Reliening Expenses paid by the Insurer, together with interest thereon at a rate equal to the Late Payment Rate.
     “Related Security” means, for any Contract (i) all right, title, and interest of the Seller in and to the Contracts and all monies due thereunder after the applicable Cut-Off Date; (ii) the interest of the Seller in the security interests in the Financed Vehicles granted by Obligors pursuant to the Contracts and any accessions thereto; (iii) the interest of the Seller in any proceeds from claims on any physical damage, credit life or disability, or other insurance policies maintained by the Obligors thereon covering the Financed Vehicles or the Obligors relating to the Contracts and any proceeds from the liquidation of Contracts or the related Financed Vehicles; (iv) all right, title and interest (but not the obligations) of the Seller in and to the Contribution Agreement and this Agreement, insofar as such right, title and interest relates to the Contracts, the related Contract Files or the related Financed Vehicles, including the right of the Seller to cause the Originator, as applicable, to repurchase the Contracts from the Seller under certain circumstances; (v) the interest of the Seller in any Dealer Recourse relating to the Contracts; (vi) the interest of the Seller in certain rebates of premiums and other amounts relating to insurance policies and other items financed under the Contracts in effect after the applicable Cut-Off Date; (vii) the Trust Accounts and all funds on deposit from time to time and all rights of the Seller therein; (viii) rights under the Interest Rate Swap Agreement and payments made by the Swap Counterparty under the Interest Rate Swap Agreement, (ix) the related Contract Files; and (x) the proceeds of any and all of the foregoing.
     “Reliening Expenses” has the meaning set forth in Section 3.4(b) of the Sale and Servicing Agreement.
     “Replacement Interest Rate Swap Agreement” means, with respect to any Swap Counterparty, any replacement Interest Rate Swap Agreement in form and substance acceptable to the Insurer entered into pursuant to the conditions set forth in the Interest Rate Swap Agreement.
     “Replacement Swap Counterparty” means, with respect to any Swap Counterparty, any replacement Swap Counterparty approved in writing by the Insurer under a Replacement Interest Rate Swap Agreement that satisfies the conditions set forth in the Interest Rate Swap Agreement.
     “Repurchase Price” means the amount equal to the amount that would be required to be paid by an Obligor to prepay in full its Contract under the terms thereof (including one month’s interest thereon at the related APR) which the Seller or the Servicer as applicable (pursuant hereto) or Santander Consumer (pursuant to the Contribution Agreement), will be obligated hereunder (i) to pay to repurchase a Contract and (ii) to exercise the Optional Purchase.
     “Repurchased Contract” means a Contract purchased by the Originator pursuant to Section 3.3 of the Contribution Agreement, by the Servicer pursuant to Section 3.6 of the Sale and Servicing Agreement or by the Seller pursuant to Section 2.1 or Section 2.3 of the Sale and Servicing Agreement.
     “Reserve Account” means the account designated as such, established and maintained pursuant to Section 4.1 of the Sale and Servicing Agreement.
     “Reserve Account Letter of Credit” means an irrevocable direct pay letter of credit (i) issued by a Reserve Account Letter of Credit Bank, (ii) in form and substance satisfactory to each Rating Agency and the Insurer, (iii) for the benefit of the Indenture Trustee and in form reasonably acceptable to the Indenture Trustee, (iv) providing for the amount thereof to be available to the Indenture Trustee in multiple drawings conditioned only upon presentation of the applicable certificate in the form attached to such Reserve Account Letter of Credit, (v) having an initial term of at least one year and (vi) credited to the Reserve Account.
     “Reserve Account Letter of Credit Bank” means an entity acceptable to the Controlling Party that issues a Reserve Account Letter of Credit.
     “Reserve Amount” means, with respect to any Payment Date, the amount available, from whatever source, in the Reserve Account and under each Reserve Account Letter of Credit with respect to such Payment Date.
     “Reserve Event” has the meaning specified in the Insurance Agreement.
     “Residual Interest” means the beneficial interest in the Issuer. The Residual Interest shall not be represented by a Certificate except upon the request of the Residual Interestholder pursuant to the terms of the Trust Agreement.
     “Residual Interest Account” means the account designated as such, established and maintained pursuant to Section 4.1 of the Sale and Servicing Agreement.
     “Residual Interestholder” means a holder of the Residual Interest, whether or not certificated. The Seller shall be the initial Residual Interestholder.
     “Responsible Officer” means, with respect to the Indenture Trustee or the Owner Trustee, any officer within the Corporate Trust Office of the Indenture Trustee or the Owner Trustee, as the case may be, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, Corporate Trust Officer or any other officer of the Indenture Trustee or the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of any familiarity with the particular subject.
     “Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of the Closing Date, by and among the Seller, the Issuer, the Servicer, the Backup Servicer and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.
     “Santander Consumer” means Santander Consumer USA Inc., an Illinois corporation, and its successors and assigns.
     “Sarbanes Certification” has the meaning set forth in Section 10.22 of the Sale and Servicing Agreement.
     “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, modified or supplemented from time to time, and any successor law thereto.
     “Schedule of Contracts” means, as the context may require, (i) the schedule of Initial Contracts or Subsequent Contracts, as the case may be, transferred to the Issuer on the Closing Date or a Funding Date, respectively, or (ii) collectively, the schedule of all Contracts assigned to the Issuer by the Seller as of the date of determination, with such additions and deletions as properly made pursuant to the Transaction Documents.

     “Securities” means the Notes and the Residual Interests.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Seller” means Santander Drive Auto Receivables LLC, a Delaware limited liability company.
     “Servicer” means Santander Consumer, initially, and any replacement Servicer appointed pursuant to the Sale and Servicing Agreement.
     “Servicer’s Certificate” means the certificate delivered pursuant to Section 3.8 of the Sale and Servicing Agreement and executed by its Chairman of the Board, Vice Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Chief Financial Officer, the Secretary, any Assistant Secretary, the Controller or any Assistant Controller of the Servicer.
     “Servicer’s Data Date” has the meaning set forth in Section 3.8(b) of the Sale and Servicing Agreement.
     “Servicer’s Date File” has the meaning set forth in Section 3.8(b) of the Sale and Servicing Agreement.
     “Servicer Termination Event” means any one or more of the following that shall have occurred and be continuing:
     (a) failure by the Servicer (i) to deposit to the Collection Account any amount required to be deposited therein by the Servicer that shall continue unremedied for a period of one Business Day or (ii) to deliver to the Indenture Trustee or the Insurer the Servicer’s Certificate on the related Determination Date that shall continue unremedied for a period of one Business Day, in the case of either clause (i) or (ii) after the earlier to occur of (A) written notice of such failure having been received by the Servicer from the Indenture Trustee or the Insurer or (B) discovery of such failure by an officer of the Servicer;
     (b) failure on the part of the Seller, the Originator or the Servicer, as the case may be, to repurchase a Contract in accordance with Section 2.3 or Section 3.6, as the case may be, which failure shall continue unremedied for a period of one Business Day after the earlier to occur of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer or the Seller, as the case may be, by the Indenture Trustee or (B) to the Servicer or the Seller, as the case may be, and the Indenture Trustee by a majority of the Holders of the Notes or the Insurer or (ii) discovery of such failure by an officer of the Servicer or the Seller, as the case may be;
     (c) failure on the part of the Servicer or the Seller duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller (as the case may be) set forth in the Notes or in this Agreement or any other Transaction Document, which failure shall (i) materially and adversely affect the rights of Noteholders or the Insurer and (ii) continue unremedied for a period of 30 days after the earlier to occur of (A) the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer or the Seller, as the case may be, by the Indenture Trustee or (2) to the Servicer or the Seller, as the case may be, and to the Indenture Trustee by the majority of the Holders of Notes or the Insurer; or (B) discovery of such failure by an officer of the Servicer or the Seller;
     (d) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for the Servicer in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the entry of any decree or order for relief in respect of the Servicer or the Seller under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt or similar law, whether now or hereafter in effect, which decree or order for relief continues unstayed and in effect for a period of 60 consecutive days;
     (e) the consent by the Servicer or the Seller to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or the Seller or relating to substantially all of its property; or the admission by the Servicer or the Seller in writing of its inability to pay its debts generally as they become due, the filing by the Servicer or the Seller of a petition to take advantage of any applicable insolvency or reorganization statute, the making by the Servicer or the Seller of an assignment for the benefit of its creditors, or the voluntarily suspension by the Servicer or the Seller of payment of its obligations; or
     (f) the occurrence of a Servicing Termination Trigger Event beyond the applicable cure period, if any.
     “Servicing Criteria” shall mean the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.
     “Servicing Fee” means, for any Collection Period, a fee payable on a senior basis to the Servicer for services rendered during such Collection Period, which shall be the product of (i) 3.00%, (ii) one-twelfth and (iii) the Pool Balance as of the first day of such Collection Period.
     “Servicing Termination Trigger Event” means, with respect to any Payment Date (i) the occurrence of a Trigger Event under the Insurance Agreement or (ii) any event under the transaction documents relating to any other securitization transaction of the Servicer and/or the Seller or any Affiliate of the Servicer allowing for the removal of the related Servicer in which the issued securities are insured by the Insurer.
     “Simple Interest Contract” means any Contract under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.
     “Simple Interest Method” means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the unpaid Principal Balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under which the obligation was made and the remainder of such payment is allocable to principal.
     “Specified Reserve Amount” means for any Payment Date with respect to which: (i) no Reserve Event occurred that has not been Deemed Cured and no Trigger Event has occurred that has not been waived by the Insurer, the greater of (a) 25.50% less the Overcollateralization Percentage multiplied by the Pool Balance as of the end of the related Collection Period and (b) the lesser of (1) 3.00% of the sum of the Original Pool Balance and the aggregate Principal Balances of all Subsequent Contracts as of their respective Cut-Off Dates and (2) the Note Balance immediately prior to such Payment Date; (ii) a Reserve Event has occurred that has not been Deemed Cured and no Trigger Event has occurred that has not been waived by the Insurer, the greater of (a) 30.50% less the Overcollateralization Percentage multiplied by the Pool Balance as of the end of the related Collection Period and (b) the lesser of (1) 3.00% of the sum of the Original Pool Balance and the aggregate Principal Balances of all Subsequent

Contracts as of their respective Cut-Off Dates and (2) the Note Balance immediately prior to such Payment Date, and (iii) a Trigger Event has occurred that has not been waived by the Insurer, the lesser of (a) 100% of the Note Balance as of the end of the related Collection Period and (b) an amount that shall be determined by the Insurer in its sole discretion; provided, however, that the “Specified Reserve Amount” shall never exceed the then-outstanding Note Balance; provided, further, however, that the “Specified Reserve Amount” may, if permitted by the Insurer and approved by the Rating Agencies, be reduced by an amount acceptable to the Insurer and the Rating Agencies. Notwithstanding the foregoing, once a Trigger Event has occurred, the Reserve Amount may, at the Insurer’s discretion, be used to pay additional principal on the Notes sequentially until paid down to zero and then to pay all amounts due to the Insurer in accordance with Section 4.3(b).
     “STAMP” has the meaning set forth in Section 2.4 of the Indenture.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor that is a nationally recognized statistical rating organization.
     “Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq.
     “Subsequent Contract” means a Contracts transferred to the Issuer on a Funding Date.
     “Subsequent Cut-Off Date” means, with respect to any Subsequent Contract, the date specified in the Notice of Funding Date related to such Subsequent Contract.
     “Subsequent Conveyed Assets” has the meaning set forth in Section 2.2 of the Contribution Agreement.
     “Subsequent Reserve Amount” means, on each Funding Date, an amount equal to 8.75% of the aggregate Principal Balance of Subsequent Contracts as of the related Subsequent Cut-off Date transferred to the Issuer on such Funding Date or such additional amount as set forth in Section 2.5(v) of the Contribution Agreement or Section 2.1(c)(v) hereof. On each Funding Date, the Subsequent Reserve Amount must be funded either by a cash deposit (such amount to be funded with cash withdrawn from the Pre-Funding Account and deducted from the proceeds paid to the Seller as consideration of the transfer of Subsequent Contracts on such Funding Date), by the issuance of a Reserve Account Letter of Credit or an increase in the face amount of any existing Reserve Account Letter of Credit, or any combination thereof.
     “Subsequent Transferred Assets” means (a) all of the Seller’s rights, title and interest in the Subsequent Conveyed Assets, (b) all of the Seller’s rights under the Contribution Agreement and (c) all proceeds of the foregoing.
     “Successor Servicer” means any entity appointed as a successor to the Servicer pursuant to Section 7.1(a) of the Sale and Servicing Agreement.
     “Successor Servicing Fee” means the fee payable to any Successor Servicer hereunder on each Payment Date equal to the amount set forth in the Backup Servicing Agreement.
     “Swap Collateral Account” means a single, segregated trust account in the name of the Indenture Trustee, which shall be designated as the “Swap Collateral Account” which shall be held in trust for the benefit of the Noteholders and the Insurer established pursuant to Section 4.9(e) of the Sale and Servicing Agreement.

     “Swap Counterparty” means the Initial Swap Counterparty and any Replacement Swap Counterparty.
     “Swap Payment Date” means the date on which Net Swap Receipts or Net Swap Payments, as applicable, are made pursuant to the Interest Rate Swap Agreement.
     “Swap Policy” means the financial guaranty insurance policy for swap agreement dated as of the Closing Date issued by the Insurer for the benefit of the Initial Swap Counterparty with respect to the Initial Interest Rate Swap Agreement.
     “Swap Replacement Proceeds” means any amounts received from a Replacement Swap Counterparty in consideration for entering into a Replacement Interest Rate Swap Agreement for a terminated Interest Rate Swap Agreement.
     “Swap Termination Payment” means payment due to the Swap Counterparty by the Issuer or to the Issuer by the Swap Counterparty, including interest that may accrue thereon, under the Interest Rate Swap Agreement due to a termination of the Interest Rate Swap Agreement due to an “event of default” or “termination event” under the Interest Rate Swap Agreement.
     “Swap Termination Payment Account” means a single segregated trust account held in the United States in the name of the Indenture Trustee which shall be held in trust for the benefit of the Noteholders and the Insurer pursuant to Section 4.9(b) of the Sale and Servicing Agreement.
     “Termination Date” shall mean the date on which all amounts owing to the Noteholders and, as certified in writing to the Owner Trustee by the Insurer, all amounts owing to the Insurer under the Transaction Documents have been paid in full and the Note Policy and the Swap Policy have been surrendered to the Insurer for cancellations.
     “TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.
     “Transaction Documents” means the Indenture, the Certificate of Trust, the Notes, the Note Depository Agreement, the Sale and Servicing Agreement, the Contribution Agreement, each Assignment, the Backup Servicing Agreement, each Reserve Account Letter of Credit, each reimbursement agreement relating to each Reserve Account Letter of Credit, the Underwriting Agreement, the Certificates, the Intercreditor Agreement, the Administration Agreement, the Insurance Agreement, the Interest Rate Swap Agreement and the Trust Agreement, and other documents and certificates delivered in connection therewith as the same may be amended or modified from time to time.
     “Transferred Assets” means (a) the Initial Transferred Assets and (b) the Subsequent Transferred Assets.
     “Transfer Taxes” means any tax, fee or governmental charge payable by the Seller, the Issuer or the Indenture Trustee to any federal, state or local government.
     “Transition Expenses” has the meaning given such term in Section 7.1(d) of the Sale and Servicing Agreement.
     “Trigger Event” has the meaning set forth in the Insurance Agreement.
     “Trust” means the Issuer.

     “Trust Accounts” means the Collection Account, the Note Distribution Account, the Residual Interest Account, the Pre-Funding Account, the Capitalized Interest Account, the Reserve Account, the Swap Collateral Account and the Swap Termination Payment Account.
     “Trust Agreement” means the Trust Agreement, dated as of March 2, 2007 between the Seller and the Owner Trustee, as amended and restated by the Amended and Restated Trust Agreement, dated as of the Closing Date, between the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time.
     “Trust Estate” means the assets conveyed or intended to be conveyed to the Issuer pursuant to Section 2.1(a) and (b) of the Sale and Servicing Agreement and all rights of the Issuer in the Interest Rate Swap Agreement.
     “UCC” means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.
     “Underwriting Agreement” means the underwriting agreement, dated March 26, 2007, among Wachovia Capital Markets, LLC, as representative, the Seller and Santander Consumer USA Inc.
     “United States” or “USA” means the United States of America (including all states, the District of Columbia and political subdivisions thereof).
     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Unless otherwise inconsistent with the terms of this Agreement, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP. Amounts to be calculated hereunder shall be continuously recalculated at the time any information relevant to such calculation changes.